Investor Reference Book Post Q3 2019 earnings release Last updated January 13, 2020 HealthSouth is a leading provider of post-acute healthcare services, offering both facility-based and home-based post-acute services in 34 states and Puerto Rico through its network of inpatient rehabilitation hospitals, home health agencies, and hospice agencies.

Forward-looking statements The information contained in this Investor Reference Book includes certain estimates, projections and other forward- looking information that reflect Encompass Health’s current outlook, views and plans with respect to future events, including legislative and regulatory developments, strategy, capital expenditures, acquisition and other development activities, cyber security, dividend strategies, repurchases of securities, effective tax rates, financial performance, financial assumptions, business model, balance sheet and cash flow plans, market share, development of new information tools and models, and shareholder value-enhancing transactions. These estimates, projections and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. Encompass Health undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this Investor Reference Book as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the Form 10-K for the year ended December 31, 2018, the Form 10-Q for the quarters ended March 31, 2019, June 30, 2019, and September 30, 2019, and in other documents Encompass Health previously filed with the SEC, many of which are beyond Encompass Health’s control, that may cause actual events or results to differ materially from the views, beliefs, and estimates expressed herein. Note regarding presentation of non-GAAP financial measures The following Investor Reference Book includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, leverage ratios, adjusted earnings per share, and adjusted free cash flow. Schedules are attached that reconcile the non-GAAP financial measures included in the following Investor Reference Book to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. The Company’s Form 8-K, dated January 13, 2020, to which the following Investor Reference Book is attached as Exhibit 99.2, provides further explanation and disclosure regarding Encompass Health’s use of non-GAAP financial measures and should be read in conjunction with this Investor Reference Book. Encompass Health 2

Table of contents Company overview. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4-17 Investment thesis and strategy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18-23 Business outlook, including guidance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24-39 Growth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40-51 Operational initiatives . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52-64 Capital Structure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65-70 Alternative payment models . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71-73 Information technology. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74-77 Operational metrics . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 78-84 Industry structure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85-97 Segment operating results. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 98-103 Reconciliations to GAAP and share information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104-115 End notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116-119 Encompass Health 3

Company overview Encompass Health is a national leader in integrated healthcare services offering both facility-based and home-based patient care through its network of inpatient rehabilitation hospitals, home health agencies, and hospice agencies. The Company is committed to delivering high-quality, cost-effective, integrated care across the healthcare continuum. Encompass Health 4

Encompass Health | a leading provider of inpatient rehabilitation and home-based care



Market overlap

89 of EHC's IRFs have an EHC home health location within the service area.*

Portfolio as of December 31, 2019

- ● Inpatient rehabilitation hospitals ("IRFs")
- ● Home health locations
- ● Hospice locations
- △ 8 Future IRFs**

37 States and Puerto Rico ~43,400 employees

Inpatient rehabilitation - 12/31/19	
133	IRFs (47 are joint ventures)
33	States and Puerto Rico
~31,600	Employees
23%	of licensed beds†
31%	of Medicare patients served†
Key statistics - year ended 12/31/19	
~186,800	Inpatient discharges
~$3.5	Billion in revenue

Largest owner and operator of IRFs

4th Largest provider of Medicare-certified skilled home health services

Home health and hospice - 12/31/19	
245	Home health locations
83	Hospice locations
31	States
~11,800	Employees
Key statistics - year ended 12/31/19	
~159,700	Home health admissions
~10,500	Hospice admissions
~$1.1	Billion in revenue

* Excluding markets that have home health licensure barriers ** Previously announced under development † Based on 2017 and 2018 data
Note: Two of the 245 home health locations are nonconsolidated.
These locations are accounted for using the equity method of accounting.

Encompass Health 5

Company overview inpatient rehabilitation 123 of the Company’s IRFs hold one or more disease-specific Inpatient rehabilitation certifications from The Joint Commission’s Disease-Specific hospitals Care Certification Program.(1) Major services • Rehabilitation physicians: manage and treat medical conditions and oversee rehabilitation program • Rehabilitation nurses: provide personal care and oversee treatment plan for patients • Physical therapists: address physical function, mobility, strength, balance, and safety • Occupational therapists: promote independence through Activities of Daily Living • Speech-language therapists: address speech/voice functions, swallowing, memory/cognition, and language/ communication • Respiratory therapists: provide assessment and treatment of patients with both acute and chronic dysfunction of the cardioplumonary system • Case managers: coordinate care plan with physician, Care Transition Coordinators, caregivers and family • Post-discharge services: outpatient therapy and transition to home health Encompass Health Refer to pages 117-119 for end notes. 6

Company overview home health and hospice The Company offers evidence-based specialty programs Home health agencies related to: post-operative care, fall prevention, chronic disease management, and transitional care. Major services • Skilled nurses: comprehensively assess, teach, train, and manage care related to injury or illness • Home health aides: provide personal care and assistance with Activities of Daily Living • Physical therapists: address physical function, mobility, strength, balance, and safety • Occupational therapists: promote independence through training on self-management of ADLs • Speech-language therapists: address speech/voice functions, swallowing, memory/cognition, and language/communication • Medical social workers: provide assessment of social and emotional factors; assist with obtaining community resources Hospice: provides services to terminally ill patients and their families to address patients’ physical needs, including pain control and symptom management, and also provides emotional and spiritual support. Encompass Health 7

IRF patient mix

Admission sources:

Acute care hospitals – **90%**
Physician offices / community – **8%**
Skilled nursing facilities – **2%**

Rehabilitation impairment category		YTD Q3-19	2018
RIC 01	Stroke	18.5%	18.0%
RIC 02/03	Brain dysfunction	10.1%	10.3%
RIC 04/05	Spinal cord dysfunction	3.9%	3.8%
RIC 06	Neurological conditions	21.2%	21.0%
RIC 07	Fracture of lower extremity	7.3%	7.7%
RIC 08	Replacement of lower extremity joint	3.4%	3.9%
RIC 09	Other orthopedic	8.8%	9.0%
RIC 10/11	Amputation	2.8%	2.6%
RIC 14	Cardiac	4.6%	4.5%
RIC 17/18	Major multiple trauma	5.3%	5.3%
RIC 20	Other disabling impairments	11.2%	11.1%
—	All other RICs	2.9%	2.8%

Average age of the Company's IRF patients:
all patients = 71 Medicare FFS = 76

Admission to an IRF:

- Physicians and acute care hospital case managers are key decision makers for post-acute services.
- All IRF patients must meet reasonable and necessary criteria and must be admitted by a physician.
- All IRF patients must be medically stable and have potential to tolerate three hours of therapy per day (minimum).
- IRF patients receive 24-hour, 7 days a week nursing care.

Home health patient mix

Admission sources:

Acute care hospitals – **36%**
Physician offices / community – **37%**
IRFs / LTCHs / SNFs – **27%**

Demographics of all Medicare home health users*:



Percentage
100
90
80
70
60
50
40
30
20
10
24.5%
36.4%
32.9%
85.9%
Age 85+
Lives alone
Has 2 or more ADL limitations
Has 3 or more chronic conditions

Average age of the Company's home health patients:
all patients = 76 Medicare FFS = 77

Admission to home health:

- For Medicare, a patient must be confined to the home and need skilled services.
- The patient must be under the care of a physician and receive services under a home health plan of care established and periodically reviewed by a physician.
- Medicare also requires a face-to-face encounter related to the primary reason the patient requires home health services with a physician or an allowed non-physician practitioner.

Encompass Health

* Source: Avalere Health and Alliance for Home Health Quality and Innovation Home Health Chart Book 2018

8

High-quality care IRF quality Home health quality Discharge to community 3.9 Percent of cases 79.9% 80.3% 79.4% 78.8% discharged to Quality of care (3) 76.7% the community, Star ratings 76.0% including home 3.3 98% of our home health agencies or home with are 3 Stars or higher; home health. Higher is better. 50% are 4 Stars or higher 2017 2018 YTD Q3-19 4.0 Discharge to skilled nursing Percent of 3.7 12.7% 12.3% patients Patient satisfaction (3) 10.9% discharged to a Star ratings 9.3% 9.1% 8.9% skilled nursing 98% of our home health agencies facility. are 3 Stars or higher; Lower is better. 80% are 4 Stars or higher 2017 2018 YTD Q3-19 150 bps better Discharge to acute hospital Percent of 17.5% 10.7% 30-Day 10.4% 10.2% 10.4% 10.2% patients 9.6% discharged to an 16.0% Readmission rate* acute care Percent of patients hospital. readmitted to an acute care Lower is better. hospital. Lower is better. 2017 2018 YTD Q3-19 UDSMR(2) Encompass Health National average Encompass Health Encompass Health Refer to pages 117-119 for end notes. 9 * Source for National Average: Avalere Health and Alliance for Home Health Quality and Innovation Home Health Chart Book 2018

Leading position in cost effectiveness inpatient rehabilitation Avg. est. Avg. est. total Avg. total cost payment Medicare pays Avg. Medicare Case per per Encompass Health beds discharges mix discharge discharge less per discharge, # per IRF per IRF(5) index(6) for FY 2019 for FY 2019 on average, and Encompass Health(4) = 126 67 951 1.28 $13,622 $20,315 Encompass Health treats a higher Free-standing = acuity patient. (Non-Encompass Health) 154 58 589 1.27 $18,107 $21,400 The Company differentiates itself by: Ÿ Hospital “Best Practices” clinical units = 846 24 228 1.22 $21,483 $21,569 protocols Ÿ Supply chain efficiencies Ÿ Sophisticated management information systems Ÿ Economies of scale Total(7) 1,126 34 358 1.25 $18,388 $21,159 (8) Encompass Health The average estimated total payment per discharge, as stated, does not reflect a 2% reduction for sequestration. 10 Refer to pages 117-119 for end notes.

Low cost leader home health Average revenue per episode is 3.5% Average Average Average revenue higher than the peer 2018 revenue visits per visit Cost average primarily Episodes per episode per episode (all payors) per visit due to higher acuity Encompass patient mix. Health 243,698 $2,968 17.6 $162 $76 Cost per visit is 11.6% lower due to market density and operational efficiency: Ÿ Public peer Caregiver average 315,713 $2,869 17.9 $145 $86 optimization Ÿ Optimization of HCHB Ÿ Employee culture of excellence Ÿ ~75% of visits conducted by full- Comparison to 3.5% (1.7)% 11.7% (11.6)% time staff peer average Ÿ Daily monitoring of productivity Public peer average represents 2018 data from publicly traded home health providers. Encompass Health 11

New-store/same-store growth | Inpatient Rehabilitation



25.0
20.0
15.0
10.0
5.0
0.0
Gulfport, MS (33 beds)
Westerville, OH (60 beds)
Jackson, TN
(48 beds)
Pearland, TX
(40 beds)
Shelby County, AL (34 beds)
Bluffton, SC (38 beds)
Murrells Inlet,
SC (29 beds)
Winston-Salem,
NC (68 beds)
Lubbock, TX
(40 beds)
Yuma, AZ (51 beds)*
Boise, ID (40 beds)
Katy, TX (40 beds)

Discharges	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019	Preliminary Q4 2019
New store	1.2%	1.9%	2.4%	2.0%	1.9%	1.6%	1.0%	1.7%	1.3%	1.5%	2.4%	2.0%
Same store	1.6%	1.6%	1.4%	3.9%	4.8%	3.6%	2.0%	1.9%	(0.2)%	2.2%	3.1%	3.2%
Total by qtr.	2.8%	3.5%	3.8%	5.9%	6.7%	5.2%	3.0%	3.6%	1.1%	3.7%	5.5%	5.2%
Total by year				4.0%				4.6%				3.9%
Same-store year**				1.8%				2.8%				1.8%
Same-store year UDS[(2)]				(0.5)%				1.1%				TBD

* As a result of negotiations with our partner to amend the joint venture agreement related to Yuma Rehabilitation Hospital, the accounting for this hospital changed from the equity method of accounting to a consolidated entity effective July 1,2019. We accounted for this change in control as a business combination and consolidated this entity using the acquisition method.

Encompass Health

** Includes consolidated inpatient rehabilitation hospitals classified as same store during each period

Refer to pages 117-119 for end notes.

12

New-store/same-store growth Home Health Acquired Alacare Home Health & Hospice 30.0 (23 home health locations in Alabama) in July 2019 25.0 Acquired Camellia Healthcare (14 home health locations in 3 states) 20.0 in May 2018 15.0 10.0 5.0 0.0 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Preliminary QPreliminary4 2019 Admissions Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 New store 5.7% 6.4% 6.7% 3.5% 2.5% 5.3% 5.4% 5.3% 5.7% 2.9% 13.0% 12.3% Same store* 13.9% 13.3% 8.8% 10.1% 7.4% 5.1% 3.8% 5.4% 6.4% 8.3% 9.7% 6.6% Total by quarter 19.6% 19.7% 15.5% 13.6% 9.9% 10.4% 9.2% 10.7% 12.1% 11.2% 22.7% 18.9% Total by year 17.0% 10.0% 16.3% Same-store year* 11.4% 5.6% 7.7% u In 2017, the Company acquired or opened 15 home health locations. u In 2018, the Company acquired or opened 23 home health locations. u In 2019, the Company acquired or opened 27 home health locations. Encompass Health * Includes consolidated home health agencies classified as same store during each period 13

New-store/same-store growth Hospice Acquired Camellia Healthcare (18 hospice locations in 3 states) Acquired Alacare Home Health & Hospice in May 2018 (23 hospice locations in Alabama) 60.0 in July 2019 40.0 20.0 0.0 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Preliminary QPreliminary4 2019 Admissions Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 New store 38.6% 28.8% 24.2% 8.8% 4.4% 26.1% 40.3% 41.2% 35.5% 15.7% 34.6% 31.1% Same store* 17.2% 13.1% 28.8% 27.2% 36.8% 35.2% 21.1% 8.6% 13.7% 13.6% 5.8% 10.1% Total by quarter 55.8% 41.9% 53.0% 36.0% 41.2% 61.3% 61.4% 49.8% 49.2% 29.3% 40.4% 41.2% Total by year 45.9% 53.5% 39.8% Same-store year* 20.9% 24.6% 12.2% u In 2017, the Company acquired or opened 2 hospice locations. u In 2018, the Company acquired or opened 22 hospice locations. u In 2019, the Company acquired or opened 25 hospice locations. Encompass Health * Includes consolidated hospice agencies classified as same store during each period 14

Payors (Q3 2019) Payor source % of Revenues Payment methodology Prospective Payment System (“PPS”) - IRF: paid per discharge by Case Mix Group (“CMG”) Home - Home health: paid per 60-day episode of care by Medicare Inpatient Home Health Resource Group health & rehab • An episode is paid in two installments: hospice segment 1) Request for anticipated payment segment 2) Final bill after episode is complete Per diem/visit or CMG/episodes Medicare Advantage 71.5% 85.8% - Negotiated rate - Some are “tiered” for acuity/severity Per diem/visit or CMG/episodes Managed care - Negotiated rate - Some are “tiered” for acuity/severity Medicaid Varies by state 10.9% 10.0% 8.7% 3.2% Variety of methodologies Other 3.6% 4.4% 1.7% 0.2% Encompass Health 15

Strong and sustainable business fundamentals Ÿ Favorable demographic trends driving increasing demand Ÿ Attractive healthcare sectors Nondiscretionary nature of many conditions treated Ÿ Highly fragmented post-acute sectors present acquisition and joint venture opportunities Ÿ Largest provider of inpatient rehabilitation services Ÿ 4th largest provider of Medicare-certified skilled home health services Ÿ Top 11 provider of hospice services Industry leading positions Ÿ Consistent delivery of high-quality, cost-effective, integrated facility- based and home-based care Ÿ Enhanced utilization of technology (e.g., clinical, data management, and technology-enabled business processes) Ÿ Effective labor management Cost effectiveness Ÿ Efficient supply chain Ÿ Economies related to scale and market density Ÿ Portfolio of 133 IRFs as of December 31, 2019 Real estate ownership ü 94 owned and 39 leased Ÿ Strong balance sheet and liquidity, no significant near-term maturities Financial strength (credit agreement matures in 2024; bonds mature in 2023 and beyond) Ÿ Substantial free cash flow generation Ÿ Attractive organic growth opportunities in both segments Ÿ Flexible inpatient rehabilitation de novo and acquisition strategy Growth opportunities Ÿ Home health and hospice platform with track record of growth through acquisitions Encompass Health 16

Proven track record Period Adjusted EBITDA % change history ending R MMSEA* final Q1-09 We have successfully managed E establishment Q2-09 C Q3-09 of IRF 60% Rule through an economic recession, Q4-09 E Q1-10 S regulatory changes, sequestration, Q2-10 S Medicare price rollback Q3-10 I and 18-month freeze and Medicare payment freezes/cuts. Q4-10 O Q1-11 N Q2-11 1st Medicare IRF price Q3-11 Q4-11 increase since 2007 Q1-12 Q2-12 Q3-12 CMS implemented new Q4-12 coverage criteria for IRF Q1-13 admissions We have posted a Q2-13 Q3-13 Patient Protection and year-over year increase in Q4-13 Q1-14 Affordable Care Act Adjusted EBITDA in Q2-14 (PPACA) of 2010 Q3-14 signed into law 42 of the last 43 quarters Q4-14 Q1-15 IRF price increase: despite numerous challenges. Q2-15 Q3-15 less PPACA adjustment Q4-15 Q1-16 Q2-16 Q3-16 Sequestration began Q4-16 Q1-17 Q2-17 Q3-17 We will continue to adapt to the Q4-17 Q1-18 changing healthcare landscape by Q2-18 Home Health Q3-18 leveraging our position as a provider Q4-18 rebasing cuts began Q1-19 of high-quality outcomes delivered Q2-19 Q3-19 in a cost-effective manner. -5 0 5 10 15 20 25 30 35 40 Year-over-year percent change Encompass Health * Medicare, Medicaid, and State Children's Health Insurance Program Extension Act of 2007 17

Investment thesis and strategy Encompass Health’s ability to adapt to changes, build strategic relationships, and consistently provide high-quality, cost-effective care positions the Company for success in the evolving healthcare industry. Encompass Health 18

Investment thesis Encompass Health is positioned to become the nation's leading provider of integrated post-acute services. The healthcare industry is evolving toward integrated delivery models and value-based care. Providers must be able to adapt to changes, build strategic relationships across the healthcare continuum, and consistently provide high-quality, cost-effective care to be successful. Demonstrated ability to adapt across economic cycles and in the face of numerous Change agility and significant regulatory and legislative changes Joint ventures with acute-care partners comprise one-third of IRF portfolio. Collaborating with Cerner Corporation in our Post-Acute Innovation Center to Strategic develop enhanced tools to manage patients across the continuum of care relationships Engaged in a strategic sponsorship of the American Heart Association/American Stroke Association to jointly work to elevate national and local awareness that stroke is treatable and beatable through rehabilitation and community support Quality of Outcomes in both operating segments exceed national industry standards. patient outcomes Cost Treatment of more medically complex patients at lower average costs than other post-acute providers through superior clinical protocols, economies of scale, and effectiveness technology-enabled business processes Both of the Company's segments benefit from favorable demographic trends and the Growth nondiscretionary nature of many conditions treated. Encompass Health 19

Strategy The Company’s strategy is to expand its network of inpatient rehabilitation hospitals and home health and hospice locations, further strengthen its relationships with healthcare systems, provider networks, and payors in order to connect patient care across the healthcare continuum, and to deliver superior outcomes. Elements of strategy Clinical expertise Financial Advanced and high-quality Sustained Post-acute outcomes resources technology growth innovation Encompass Health 20

Elements of strategy

Category	Elements
Clinical expertise and high-quality outcomes	Diagnosis-specific treatment protocols drive high-quality outcomes
	Technology facilitates information flow across the provider continuum and supports the use of predictive analytics
	Integration of care transition coordinators in a patient's care plans ensures seamless handoff between sites of care
	Clinical program enhancement through disease-specific certifications; 123 Encompass Health inpatient rehabilitation hospitals hold one or more disease-specific certifications, including 123 with stroke-specific certifications
	Focus on superior outcomes, as evidenced by both segments exceeding national industry averages (see page 9)
Financial resources	Strong, well-capitalized balance sheet
	Free cash flow funds growth and shareholder distributions
Advanced technology	Proprietary rehabilitation-specific clinical information system (known as "ACE-IT")
	Proprietary management reporting system (known as "Beacon")
	Optimization of Homecare Homebase
	Strategic relationships with Cerner and Medalogix
Sustained growth	Highly fragmented sectors present acquisition opportunities
	Extensive track record of successful joint ventures highlights Encompass Health as a potential partner as continued regulatory, compliance and quality reporting create challenges for hospital IRF units
	Technology-facilitated and data-driven processes drive organic growth
	Available capital and expertise in clinical delivery, regulatory compliance and Certificate of Need (CON) process management
Post-acute solutions	Predictive analytics used to enhance patient outcomes (e.g., ReACT; Sepsis Alert; post-acute readmission prediction model)
	Ongoing innovation with the Post-Acute Innovation Center
	Active participant in various alternative payment models

Encompass Health 21

The post-acute landscape continues to evolve.

Current post-acute providers

- *Medicare payments/regulations are site specific (e.g., 60% Rule, 3-Hour Rule, "preponderance" of one-to-one therapy, definition of homebound).*

Long-term acute care hospitals

Inpatient rehabilitation hospitals

Skilled nursing facilities

Home health

- ***Integrated delivery payment models***
- ***Value-based payments***
- ***Site neutrality***

Future post-acute providers

- *Medicare payments/regulations will be condition and outcome focused.*
- *Many existing regulations will become unnecessary.*

Facility-based post acute services

- Full range: low acuity → high acuity
- 24/7 nursing coverage
- Eliminates payment silos; has patient characteristic payment models

Home-based post-acute services

- More care in the home (lowest cost setting)
- Ability to care for high-acuity patients with multiple chronic conditions

- **The healthcare industry is moving toward integrated delivery payment models, value-based purchasing, and post-acute site neutrality. New payment systems for LTCHs, IRFs, SNFs and HHAs are part of these broader changes.**
- **To succeed, providers must adapt to changes in the regulatory and operating environments, build strategic relationships across the healthcare continuum, and consistently provide high-quality care at a cost-effective price.**

Encompass Health 22

We believe the Company is well-positioned for the progression towards integrated delivery models and post-acute site neutrality as it will be able to treat all types of post-acute patients by leveraging its operational expertise across its network of facility-based and home-based assets. The Company’s IRFs have the physical construct, clinical staffing, and operating expertise to “pivot from the center” to address the full spectrum of inpatient post-acute needs in a site neutral environment. LTACs IRFs SNFs Always available Sometimes available Seldom available Therapy gym Therapy gym Therapy gym Present & training & training & training Home health Systems for Systems for Systems for all PAC all PAC all PAC patients patients patients Staff trained Staff trained Staff trained for all acuity for all acuity for all acuity Progression to site neutrality Higher acuity patients will Post-acute inpatient hospitals transition from post-acute inpatient hospitals to home health. Lower acuity Future Post-acute inpatient spectrum patients will go directly to home health. Higher acuity Lower acuity Encompass Health 23

Business outlook, including guidance (as of January 13, 2020) Encompass Health 24

Updated 2019 guidance 2019 2019 previous guidance updated guidance Net operating revenues Net operating revenues $4,500 million to $4,600 million $4,590 million to $4,610 million Adjusted EBITDA(9) Adjusted EBITDA(9) $940 million to $960 million $962 million to $967 million Adjusted earnings per share Adjusted earnings per share from continuing operations from continuing operations attributable to Encompass attributable to Encompass Health(10) Health(10) $3.71 to $3.85 $3.90 to $3.94 Encompass Health Refer to pages 117-119 for end notes. 25

2019 Highlights

GROWTH

- **Opened** or **acquired** 3 new IRFs (including 2 joint ventures)
  - 8 IRF projects underway as of January 13, 2020
- **Expanded** existing IRFs by 152 beds
- **Acquired** or **opened** 27 home health locations and 25 hospice locations
- **Grew** Medicare Advantage discharges 18.7%

OPERATIONAL INITIATIVES

- **Transitioned** to Section GG (CARE Tool) - see page 53
- **Prepared** for implementation of home health Patient-Driven Groupings Model - see page 54
- **Increased** clinical collaboration between the Company's IRFs and home health locations
  - Increased the number of overlap markets to 89 (from 81 as of 12/31/18)
  - Increased the clinical collaboration rate to an estimated 35.6% (a 160 bps increase over 2018)
- **Increased** stroke market share
  - Year-over-year stroke discharge growth of 6.7%
- **Developed** and **implemented** post-acute solutions - see page 62
  - Expanded pilot of post-acute readmission model from two to nine hospitals
  - Developed a readmissions playbook for system-wide deployment in 2020
  - Piloted and began rollout of Medalogix in home health for care plan optimization and reduction of emergency room visits and hospital readmissions

CAPITAL STRUCTURE

- **Enhanced** flexibility of balance sheet and **increased** liquidity
- **Extended** duration of debt capital
- **Continued** to complement investments with shareholder distributions
  - Paid ~$109 million in cash dividends
  - Raised quarterly cash dividend per common share for the sixth straight year (from $0.27 to $0.28)

Encompass Health 26

2020 Guidance 2019 2020 updated guidance preliminary guidance Net operating revenues Net operating revenues $4,590 million to $4,610 million $4,850 million to $4,950 million Adjusted EBITDA(9) Adjusted EBITDA(9) $962 million to $967 million $935 million to $965 million Adjusted earnings per share Adjusted earnings per share from continuing operations from continuing operations attributable to Encompass attributable to Encompass Health(10) Health(10) $3.90 to $3.94 $3.50 to $3.72 Encompass Health Refer to pages 117-119 for end notes. 27

2020 Guidance considerations

Inpatient Rehabilitation

- Estimated 0% to 0.75% increase in Medicare pricing for Q1 through Q3 and anticipated 2.5% increase for Q4 (see page 34)
- Salary increase of approx. 3.0%; benefits increase of approx. 8.0% to 12.0%
- Revenue reserve related to bad debt of 1.4% to 1.6% of net operating revenues
- Administrative costs related to ongoing education for Section GG

Home Health and Hospice

- Estimated 2.0% to 3.0% net Medicare pricing decrease for CY 2020 for home health (see page 35)
- Salary increase of approx. 3.0%; benefits increase of approx. 8.0% to 12.0%
- Inclusive of $50 million to $100 million of home health and hospice acquisitions
- Administrative costs related to PDGM and the Review Choice Demonstration program

Consolidated

- Continued investments of approximately $5 million in strategic initiatives, including post-acute innovation and advanced technology
- Increased interest expense due to increased debt in 2019 and funding of the final rollover shares/ SARs in 2020
- Increased depreciation and amortization resulting from 2019 and 2020 development activities and capital expenditures
- Diluted share count of ~100 million shares
- Tax rate of ~26%

Encompass Health 28

2020 Priorities GROWTH u Demographic trends driving increasing demand u Expand portfolio of inpatient rehabilitation hospitals Ÿ Joint venture or wholly owned opportunities based on market-specific dynamics Ÿ Increase capacity at existing IRFs via bed additions u Expand portfolio of home health and hospice locations Ÿ Continue emphasis on: ü Increasing overlap with the Company’s inpatient rehabilitation hospitals ü Increasing market density via acquisitions in existing and contiguous home health markets Ÿ Continue to build scale in hospice service line with emphasis on increasing Encompass Health home health and hospice overlap OPERATIONAL INITIATIVES CAPITAL STRUCTURE Encompass Health 29

2020 Priorities GROWTH OPERATIONAL INITIATIVES u Continue transition to Section GG (CARE Tool) - see page 53 u Implement Patient-Driven Groupings Model and Review Choice Demonstration program - see pages 54 and 63 u Increase clinical collaboration - see pages 55 and 56 u Build stroke market share - see pages 57 and 58 u Develop and implement post-acute solutions - see page 62 CAPITAL STRUCTURE u Maintain balance sheet flexibility u Consider opportunistic refinancings u Augment returns from investments in operations with shareholder distributions Encompass Health 30

Adjusted free cash flow(11) assumptions Certain cash flow items 2019 2020 u Increased cash interest payments (millions) Estimates Assumptions expected in 2020 due to new borrowings in 2019 to fund the acquisition of Alacare and put of home health rollover shares and Cash interest payments (net of SARs (see page 70) plus 2020 amortization of debt discounts and ~$155 $165 to $175 borrowings to fund the final fees) rollover shares and SARs Cash payments for income taxes, uHigher cash taxes are expected in ~$104 $125 to $140 2020 due to the deferred revenue net of refunds benefit and DOJ settlement(12) deduction in 2019. Working capital and other ~$24 $40 to $60 Maintenance CAPEX ~$167 $155 to $165 Adjusted free cash flow $512 to $517 $395 to $480 Encompass Health Reconciliations to GAAP provided on pages 105-114. Refer to pages 117-119 for end notes. 31

Uses of free cash flow

		2019 Estimates	2020 Assumptions
Growth in core business	IRF bed expansions	~$40	$40 to $50
	New IRFs		
	- De novos	~114	200 to 240
	- Acquisitions	—	opportunistic
	- Replacement IRFs and other	~83	45 to 65
	Home health and hospice acquisitions (includes Alacare Home Health and Hospice in 2019)	~232	50 to 100
		~$469	$335 to $455, excluding IRF acquisitions
Debt reduction	Debt (borrowings) redemptions, net	~($548)	opportunistic
Shareholder and other distributions	Cash dividends on common stock[13]	~109	~111
	Purchase of Home Health Holdings rollover shares and exercise of SARs (see page 70)	~231	TBD
	Common stock repurchases	~46	opportunistic
		~($162)	$TBD

Quarterly cash dividend currently set at $0.28 per common share[13]

~$204 million authorization as of December 31, 2019[14]

Encompass Health

See the debt schedule on page 68. Refer to pages 117-119 for end notes

32

Business outlook: 2020 to 2022 2020 2021 2022 • Enhance clinical collaboration between the Company’s IRFs and home health locations • Build stroke market share Key • Develop and implement post-acute solutions operational initiatives • Implement changes to reimbursement models in both business segments • Implement Review Choice Demonstration Program • Participate in alternative payment models • Same-store IRF growth Core • New-store IRF growth (de novos and acquisitions) growth • Same-store home health and hospice growth • New-store home health and hospice growth (acquisitions and de novos) Expansion • Regularly evaluate strategic positioning, and as needs dictate, consider acquisitions of of service other complementary businesses offerings Strong balance • Maintain balance sheet flexibility sheet Shareholder • Quarterly cash dividends on common stock and other • Opportunistic common stock repurchases distribution • Purchases of Home Health Holdings rollover shares and exercises of SARs s Encompass Health 33

Business outlook 2020 to 2022: revenue assumptions Inpatient Rehabilitation* Volume (includes new stores) 3+% annual discharge growth Approx. 72% of segment revenue Medicare Pricing FY 2020 FY 2021 FY 2022 Amounts are approximations Q419-Q320(15) Q420-Q321 Q421-Q322 Final Rule Estimate† Estimate† Market basket update 2.9% 3.0% 3.2% Healthcare reform productivity adjustment (0.4%) (0.5%) (0.5%) Net market basket update 2.5% 2.5% 2.7% Change in wage index and other labor adjustments (0.1%) TBD TBD Change in CMG relative weights and average length of stay values(15) (1.65%) to (2.4%) TBD TBD Change in outlier threshold (0.0%) TBD TBD Estimated impact to Encompass Health 0% to 0.75% Medicare Advantage Approx. 20% of revenue and managed care pricing Expected increases 1-3% 2-4% 2-4% * Outpatient, which services accounted for 1.2% of total operating revenues for full-year 2018, is not included in the pricing assumptions. † Estimates are based on current CMS and Congressional Budget Office projections Encompass Health which do not include potential changes from legislation or the CMS rule-making process. 34 Refer to pages 117-119 for end notes.

Business outlook 2020 to 2022: revenue assumptions

Home Health*			
Volume (includes new stores)	10+% annual admission growth		
Medicare Pricing *Amounts are approximations*	Approx. 85% of segment revenue		
	CY 2020 Q120-Q420[16] Final Rule	CY 2021 Q121-Q421 Estimate†	CY 2022 Q122-Q422 Estimate†
Market basket update	1.5%	3.1%	3.2%
Legislative changes to the rural add-on program[16]	(0.2%)	(0.1%)	—%
Healthcare reform productivity adjustment	-	(0.5%)	(0.5%)
Net market basket update	1.3%	2.5%	2.7%
Impact to Encompass Health from reimbursement model changes	(2.3%)		
Estimated impact to Encompass Health, net of market basket update	(1.0%)		
Base rate reduction for assumed behavioral adjustment	(4.4%)		
Assumed offsets	3.4% to 2.4%		
Estimated impact to Encompass Health	(2.0%) to (3.0%)		
Medicare Advantage and managed care pricing	Approx. 13% of revenue		
Expected increases	0-2%	0-2%	0-2%

* Hospice, which services accounted for 2.7% of total operating revenues for full-year 2018, is not included in the above pricing assumptions. Estimated 0.5% to 1.0% net Medicare pricing increase for CY2020 for Encompass Health's hospice.

† Estimates are based on current CMS and Congressional Budget Office projections which do not include potential changes from legislation or the CMS rule-making process.

Refer to pages 117-119 for end notes.

Encompass Health 35

Business outlook 2020 to 2022: labor and other expense assumptions

Inpatient Rehabilitation

Home Health and Hospice

Salaries and Benefits	2020	2021	2022
Salary increases	~3.0%	2.85-3.35%	2.85-3.35%
Benefit costs increases	8-12%	5-10%	5-10%

Segment Operating Expenses


Salaries and benefits ~70%
Other expenses ~30%

% of Salaries and Benefits	
Salaries	~90%
Benefits	~10%


Salaries and benefits ~85%
Other expenses ~15%

IRF Expenses

- Other operating expenses and supply costs tracking with inflation

Home Health and Hospice Expenses

- Other operating expenses and supply costs tracking with inflation

Encompass Health 36

IRF-PPS fiscal year 2020 final rule: key provisions

Update to payment rates

The final rule:
- implements a **net 2.5%** market basket increase
  - 2.9% market basket increase
  - (40 bps) healthcare reform productivity reduction;
- updates case mix group relative weights and average length of stay values;
- decreases the outlier fixed loss threshold; and
- revises the wage index and labor-related share values.

Quality reporting and IRF coverage requirements

- IRFs to begin data collection on Oct. 1, 2020 for two new quality measures: 1) Transfer of Health Information - Provider; and 2) Transfer of Health Information - Patient
- The final rule implements multiple new patient assessment items on the IRF-PAI under the IMPACT Act framework of Standardized Patient Assessment Data Elements. Data collection will begin Oct. 1, 2020. The items cover the following areas:
  - Cognitive function items
  - Special services, treatments, and intervention items
  - Medical condition and comorbidity items
  - Impairment items
  - Social determinants of health items
- The final rule clarifies longstanding Medicare policy that IRFs determine qualifications of their rehabilitation physicians and medical directors.

Elimination of FIM™ functional assessment items from IRF-PPS[15]

- On Oct. 1, 2019, CMS removed the FIM™ functional assessment items from the IRF-PAI.
- CMS will replace the FIM™ measures with data items located in the Quality Indicators section of the IRF-PAI for payment purposes.
- This change required CMS to make substantial changes to the CMGs, relative weights and average length of stay values for the IRF-PPS.

Company observations

Pricing:
- *Net pricing impact to the Company expected to be 0% to up 0.75% for FY 2020 (see page 34)*
- *Because of its efficient cost structure, the Company receives very few outlier payments despite treating higher acuity patients (see page 10).*

FY 2020 changes[15]:
- *The Company will continue to provide feedback to CMS after the implementation of the new payment system.*

Source: https://www.federalregister.gov/documents/2019/08/08/2019-16603/medicare-program-inpatient-rehabilitation-facility-irf-prospective-payment-system-for-federal-fiscal
Refer to pages 117-119 for end notes.

Encompass Health 37

HH-PPS calendar year 2020 final rule: key provisions Final rule updates to 2020 payment rates The final rule will: Company observations • implement a net 1.3% market basket increase (1.5% market basket update less a 0.2% continued reduction related to the rural add-on modifications as required by the Bipartisan Budget Act (BBA) of 2018); Pricing: • reduce the Request for Anticipated Payment percentage in CY 2020 to • Net pricing impact to the 20% (from 50% to 60% historically) with full elimination of RAP in Company expected to be a 2021; and decrease of 2.0% to 3.0% for CY • implement the Patient-Driven Groupings Model effective January 1, 2020 (see page 35) 2020. Quality reporting Quality: CMS will: • The Company will modify existing • remove one quality measure, add two new quality reporting measures, processes and systems to meet the and modify one existing measure and changed requirements. • adopt 22 standardized assessment data elements plus 7 more data elements related to social determinants of care that would be captured on the OASIS beginning January 1, 2021. Payment System(16): (16) Patient-driven groupings model (PDGM) for CY 2020 • The Company will continue to engage with CMS, Congress, and For PDGM, the final rule will: • use 30-day payment periods; other stakeholders to ensure any • eliminate therapy service use thresholds currently used in case-mix change to the underlying payment adjustments and rely more heavily on clinical characteristics; system maintains patient access to • adjust payments for patients who had a prior inpatient stay within 14 needed home health services. days of the beginning of home health services; and • See page 54 for the Company’s • implement an 4.36% reduction in the base rate using assumed preparation strategies behavioral changes to achieve budget neutrality. Source: https://www.govinfo.gov/content/pkg/FR-2019-11-08/pdf/2019-24026.pdf Encompass Health Refer to pages 117-119 for end notes. 38

IMPACT Act of 2014 - enacted Oct. 6, 2014 Company observations and considerations with respect to the IMPACT Act: It was developed on a bi-partisan basis by the House Ways and Means and Senate Finance Committees ▪ and incorporated feedback from healthcare providers and provider organizations that responded to the Committees’ solicitation of post-acute payment reform ideas and proposals. It directs the United States Department of Health and Human Services (“HHS”), in consultation with ▪ healthcare stakeholders, to implement standardized data collection processes for post-acute quality and resource use measures. Although the IMPACT Act does not specifically call for the implementation of a new post-acute payment system, the Company believes this Act will lay the foundation for possible future post-acute ▪ payment policies that would be based on patients’ medical conditions and other clinical factors rather than the setting where the care is provided. It has created additional data collection and reporting requirements for the Company’s IRFs and home health agencies. While the Company cannot quantify the potential financial effect of the IMPACT Act on Encompass Health, the Company believes any post-acute payment system that is data driven and focuses on the ▪ needs and underlying medical conditions of post-acute patients will be positive for providers who offer high-quality, cost-effective care. Encompass Health believes it is doing just that and expects this act will be positive for the Company. However, it will likely take years for the quality data to be gathered, standardized patient assessment data to be assembled and disseminated, and potential payment policies to be developed, tested and ▪ promulgated. As the nation’s largest owner and operator of inpatient rehabilitation hospitals, the Company looks forward to working with HHS, the Medicare Payment Advisory Commission and other healthcare stakeholders on these initiatives. Encompass Health Source: https://www.govtrack.us/congress/bills/113/hr4994/text 39

Growth Encompass Health is a leader in serving the post-acute patient population and has multiple avenues available for sustained growth in both segments. Favorable demographic trends are driving increasing demand. Encompass Health 40

The Company has multiple avenues available for sustained growth in both segments u The Company continues to have excellent organic growth opportunities in inpatient rehabilitation, home health, and hospice. — Track record of consistent growth — IRF organic growth supplemented by bed additions * Bed additions at existing hospitals offer highest returns — Maturation of acquired home health and hospice locations u Target four to six new inpatient rehabilitation hospitals per year to complement organic growth — De novos and unit acquisitions will allow entry into, and growth in, new markets. — Occasional opportunities to acquire freestanding IRFs * Several portfolios with private equity ownership — Joint venture growth opportunities u Target $50 to $100 million per year toward home health and hospice acquisitions to complement organic growth — Home health acquisitions and new-store growth prioritized in Encompass Health IRF markets without current overlap — Build additional scale in hospice via acquisitions and de novos with emphasis on increasing Encompass Health home health and hospice overlap — Periodic opportunities to acquire larger regional players (e.g. CareSouth, Camellia and Alacare) Encompass Health 41

All business lines benefit from a demographic tailwind: growth in the Medicare beneficiary population Projected Population of Age 65+ • The growth rate of Medicare Millions beneficiaries increased in 2011 to an Baby Boomer wave reaches approx. 3% CAGR as “Baby Boomers” average age of an Encompass started turning age 65. 80 Health Medicare patient (~76). ◦ ~10,000 Baby Boomers turn 65 each day 70 • The CAGR for the population in 60 ~3% CAGR Encompass Health’s average patient 50 age range is ~5%. 40 46% 46% 45% (30.7M) (33.3M) CAGR (population growth by age) 30 43% (26.8M) 2014 2018 2022 2026 41% (22.7M) Age to 2018 to 2022 to 2026 to 2030 (19.0M) 20 65-69 2.8% 2.6% 1.6% (0.1)% 10 70-74 4.9% 3.7% 2.5% 2.1% 0 75-79 4.0% 5.0% 4.9% 2.0% 2014 2018 2022 2026 2030 80+ 1.5% 2.4% 3.6% 5.2% Total 3.2% 3.3% 2.9% 2.2% Age 65-69 Age 70-79 Age 80+ Encompass Health Source: www.census.gov/data/datasets/2017/demo/popproj/2017-popproj.html 42

Multi-faceted inpatient rehabilitation growth strategy New beds Total IRFs 2019 Bed count 400 140 increase 135 • Lubbock, TX (40 beds) 130 • De novos 300 125 Boise, ID (40 beds) 120 • Katy, TX (40 beds) 115 200 110 Acquisitions • Bed expansions (152 beds) 105 100 2020 Projected bed 100 95 count increase Bed 90 • Murrieta, CA (50 beds) expansions 85 Wholly owned and joint ventures 0 80 • Sioux Falls, SD (40 beds) 2016 2017 2018 2019 Projected 2020 • Coralville, IA (40 beds) % Increase in licensed beds 1% 4% 1% 3% 3% • Toledo, OH (40 beds) Total number of licensed beds 8,504* 8,851 8,966† 9,259‡ 9,529 Total number of IRFs 123* 127 130† 133 137 • Bed expansions (~100 to 120 beds) * 2016 total number of licensed beds and total number of IRFs include the disposal of 61 beds at Beaumont, TX (sold June 2016) and 83 beds at Austin, TX (closed August 2016). † 2018 total number of licensed beds and total number of IRFs include the consolidation of the Ft. Worth market (decrease of 60 beds) and the delicensure of 20 SNF beds at a Dallas IRF. ‡ 2019 total number of licensed beds includes the delicensure of 25 SNF beds at Round Rock, TX, the delicensure of 5 beds at an IRF in Newburgh, IN, and the consolidation of Yuma (increase of 51 beds). Encompass Health 43

Inpatient rehabilitation growth pipeline

Disciplined approach to new store growth
– $7.9 billion Medicare IRF market –

Considerations:

- Market demographics
- Presence of other IRFs
- Geographic proximity to other Company IRFs and home health locations
- Potential joint venture partners

Typical development pipeline

	Exploratory / CA executed	Actively working	Near-term actionable
No. of projects	30 - 40	10 - 12	4 - 6

Factors:

- Certificate of need process/timeline
- Fair market valuation of contributed assets (joint ventures only)
- Partnership complexities

The Company's value proposition

- ✓ CAPEX to build free-standing IRF, freeing up space for medical/surgical beds in an acute care facility for a JV partner
- ✓ Enhance the position of the acute care hospital to meet quality requirements and effectively participate in alternative payment models
- ✓ Increased acute care hospital flow-through by taking appropriate higher acuity patients faster than other post-acute settings
- ✓ Clinical collaboration between the Company's IRFs and home health locations
- ✓ Proprietary rehabilitation-specific clinical information system (ACE-IT) integrated with acute care hospitals' clinical information systems to facilitate patient transfers, reduce readmissions, and enhance outcomes
- ✓ Proprietary real-time performance management systems (care management, labor productivity, quality reporting, therapy analysis and expense management) to ensure appropriate clinical oversight and improve profitability
- ✓ Proven track record of efficient management of regulatory process (CON, licensure, occupancy, etc.)
- ✓ Experienced transaction/integration team
- ✓ National leader in post-acute policy activities
- ✓ Leverage scale and density to drive clinical and operational results; standardization of best practices across the Company
- ✓ Supply chain efficiencies
- ✓ Medical leadership and clinical advisory boards

Source: MedPAC, Medicare Payment Policy, March 2019 - page 251
CA = confidentiality agreement

Encompass Health 44

Inpatient rehabilitation acute care joint venture partnerships • • The Company’s IRF joint ventures began in 1991 with Vanderbilt University Medical Center. • The Company’s joint venture acute care hospital partners own equity that ranges from 2.5% to 50%. 47* IRF joint venture hospitals in place with major healthcare systems such as: • Barnes-Jewish • University of Virginia Medical Center • Vanderbilt University Medical Center • Geisinger Health System • Martin Health System • Monmouth Medical Center (Barnabas Health) • Yuma Regional Medical Center • Mercy Health System • Maine Medical Center • Methodist Healthcare-Memphis Hospitals, a subsidiary of Methodist Le Bonheur Healthcare Joint ventures with acute care hospitals establish a solid foundation for integrated delivery and alternative payment models. * Excludes IRF joint venture hospitals that have been announced but were not operational as of December 31, 2019: San Angelo, TX; Encompass Health and Dayton, OH (current wholly owned 50-bed IRF that will become a joint venture with Premier Health upon completion of a new 45 60-bed hospital).

De novo IRFs and acquisitions Operations Joint # of new beds Location date Investment considerations venture? 2018 2019 2020 2021 De novo IRFs: • IRR objective of 13% (after tax) Shelby County, AL Q2 2018 34 • Joint venture capitalization Bluffton, SC Q2 2018 38 • Certificate of need (“CON”) costs, Winston-Salem, NC Q4 2018 Yes 68 where applicable Lubbock, TX Q2 2019 Yes 40 • Clinical information system (“CIS”) installation costs Boise, ID Q3 2019 Yes 40 • Medicare certification for new hospitals Katy, TX Q3 2019 40 (minimum of 30 patients treated for 1 Murrieta, CA Q1 2020 50 zero revenue) 2 Sioux Falls, SD 2020 40 3 Coralville, IA 2020 40 4 Toledo, OH 2020 40 Previously announced IRF 8 5 development projects underway Cumming, GA 2021 50 6 North Tampa, FL 2021 50 4 New states 7 Stockbridge, GA 2021 50 – North Carolina in 2018 8 San Angelo, TX 2021 Yes 40 – Idaho in 2019 Acquisitions: – South Dakota and Iowa in Murrells Inlet, SC Q3 2018 Yes 29 2020 Bed expansions, net* 26 152 ~100 ~100 195 272 ~270 ~290 Encompass Health * Net bed expansions in each year may change due to the timing of certain regulatory approvals and/or construction delays. 46 For 2020, the currently expected range for bed expansions is 100 to 120.

De novo costs and timeline • Prototype includes all private rooms Capital cost (millions) Low High • Core infrastructure of building anticipates Construction, design, permitting, etc. $17 $24 future expansion (accretive to financial Land 2 5 returns) Equipment (including CIS) 3 5 • Factors that impact costs/timeline: Range of a typical 40-50 bed IRF $22 $34 ◦ CON status Pre-opening expenses* (millions) Low High ◦ State regulatory requirements Operating $0.5 $1.0 ◦ Local planning and zoning approvals Salaries, wages, benefits 0.5 1.0 ◦ Hospital-specific complexities $1.0 $2.0 Illustrative timeline Project start Groundbreaking Opening CON process (if applicable) Zoning & design Permitting Construction 6 months to 3 years 18 to 20 months *Pre-opening expenses include expenses for training new employees on the clinical information system, which vary based on the Encompass Health 47 timing of the first admission.

IRF de novo occupancy and EBITDA* trends Occupancy Sustained positive EBITDA 100% 90% 80% 70% 60% 50% 40% 30% 20% 10% 0% 1 2 3 4 5 6 7 8 9 10 11 12 Months Modesto (10/2016) Westerville (04/2017) Pearland (10/2017) Shelby County (04/2018) Bluffton (06/2018) Murrells Inlet** (09/2018) Lubbock (05/2019) Katy (09/2019) (Performance through September 30, 2019) The Company’s average 2018 occupancy * IRF EBITDA = earnings before interest, taxes, depreciation, and amortization directly attributable to the related hospital ** We began operating a 29-bed inpatient rehabilitation hospital in Murrells Inlet, South Carolina with our joint venture partner, Encompass Health Tidelands Health, in September 2018. In May 2019, we began operating a 46-bed inpatient rehabilitation satellite of this 48 hospital in Little River, South Carolina.

Multi-faceted home health and hospice growth strategy • Strong demand due to cost effectiveness of home-based care and increasing preference of patients to be treated at home Organic growth • Strong organic growth from existing locations • Demographics * Currently located in states that represent ~70% of total Medicare home health and hospice spend • Highly fragmented market Home health * Substantial private equity and family ownership acquisitions • Prioritization of new IRF overlap markets and de novos • Proven ability to consummate and integrate acquisitions • Sustainable and replicable culture • Implementation of best practices and technology • Attractive partner due to quality of outcomes, data management, scale and market density, and willingness/ability to treat high acuity and/or Clinical chronic patients collaboration • Plan of care coordination with Encompass Health’s IRFs • Care Transition Coordinators serve as representatives in transitional care activities and strategic relationships with other healthcare providers Hospice • Prioritization of existing home health markets acquisitions • Opportunity to build scale and leverage components of existing and de novos infrastructure Encompass Health 49

Home health growth pipeline Number of home health agencies over time • $17.7 billion Medicare home health market is highly 13,000 The number of home health agencies fragmented with over 11,800 is near an all-time high and presents home health agencies. 12,000 significant consolidation opportunities. • Approx. 94% of these have 11,000 annual revenue of less than $5 million. 10,000 s e i • Top 4 public companies c 9,000 n e represent approx. 21% of the g A f Medicare market. o 8,000 # • The Company represents 7,000 3.9% of the Medicare home health market. 6,000 Prioritize acquisitions in 5,000 Company IRF markets to 4,000 enhance clinical collaboration 1997 1999 2001 2003 2005 2007 2009 2011 2013 2015 2017 Interim Cost- payment based Prospective Payment System (PPS) systems (IPS) Source: MedPAC, Medicare Payment Policy - March 2019, page 234; March 2018, page 246; March 2017, page 231; Encompass Health March 2016, page 214; March 2015, page 218; March 2014, page 221; March 2013, page 194; and March 2003, page 50 112; MedPAC - Healthcare spending and the Medicare program, June 2006, page 131; Medicare Claims Data

Hospice growth pipeline

- Medicare hospice market is approx. $18 billion.
- 1.5 million Medicare beneficiaries received hospice services from approx. 4,500 providers in 2017.
- Hospice use among Medicare beneficiaries has grown substantially in recent years, suggesting greater awareness of and access to hospice services.
  - In 2017, only 50% of Medicare decedents utilized hospice services, and of those, more than 25% died in the first seven days of care, even though hospice care is intended for patients that physicians believe have 6 months or less to live.
  - On January 1, 2016, Medicare began paying for voluntary advance care planning conversations between a beneficiary and his or her physician.
- Annual Medicare spending on FFS decedents averages ~$34,500 per beneficiary — almost 4x higher than the average cost for beneficiaries who did not die during the year.
  - Roughly 25% of traditional Medicare spending for health care is for services provided to beneficiaries age 65 and older in their last year of life.

Acquisition strategy for hospice

- *Build additional scale*
- *Medicare focus*
- *Home-based service offering*
- *Strong clinical practice and clean compliance record*
- *Highly regarded market reputation*
- *Attractive geography and demographics*
- *Ability to leverage existing infrastructure*

% of Medicare decedents who used hospice


2000
~23%
2017
~50%

Source: MedPAC, Medicare Payment Policy, March 2019, pages 311, 321, and 316; https://www.kff.org/medicare/fact-sheet/10-faqs-medicares-role-in-end-of-life-care/

Encompass Health
51

Operational Initiatives Our operational initiatives are designed to respond to regulatory changes, expand our services to more patients in need of our higher level of care, enhance our clinical expertise, and ensure the delivery of high-quality outcomes. Encompass Health 52

Inpatient rehabilitation: Continue transition to IRF PAI Section GG Elimination • Effective Oct. 1, 2019, CMS replaced the FIM™ TM functional independence measures with the of FIM Section GG functional outcome measures on the functional IRF-PAI for reporting and payment purposes. assessment • This new payment system makes substantial items from changes to the case mix groups (CMGs) and will, IRF-PPS therefore, impact Medicare revenue per discharge. Transition • Continue to provide feedback to CMS after the to Section implementation of the new payment system GG quality • Continue training and education of hospital staff indicators and on utilization, including documentation reimbursement requirements and system changes Encompass Health 53

Home health: Patient-Driven Groupings Model (PDGM)

Move to the Patient Driven Groupings Model (PDGM)

Effective January 1, 2020, PDGM, which relies more heavily on clinical characteristics:

- implemented a 4.36% reduction in the base rate using assumed provider behavioral changes;
- eliminated therapy service use thresholds in case-mix adjustments;
- moved from 60-day to 30-day payment periods; and
- reduced the Request for Anticipated Payment percentage in 2020 with full elimination in 2021.

Home Health Operational Priorities

- Specificity of coding
- Identification of functional impairments
- Awareness of LUPA thresholds
- Economic efficiency through growth in scale and density
- Emphasis on evidence-based care planning powered by Medalogix
- Expansion of Care Transition Coordinator program
- Realization of productivity standards
- Optimization of clinical staff

Encompass Health 54

The Company continues to improve the patient experience and outcomes through integrated care delivery.

As of December 31, 2019, Encompass Health had 89 overlap markets.*

Clinical collaboration objectives:

- Improve patient experience and outcomes
- Reduce total cost of care across a post-acute episode

Coordination between our IRFs and HH teams is resulting in lower discharges to SNFs and higher discharges home.

The clinical collaboration rate with Encompass Health's inpatient rehabilitation hospitals increased 160 basis points in 2019 compared to 2018.

The Company's clinical collaboration rate objective is 40% in the near term.

Inpatient rehabilitation-home health clinical collaboration (all payors) overlap markets*


18.5% Collaboration rate
8,555
37,671
71
25.4% Collaboration rate
13,800
40,637
72
29.5% Collaboration rate
17,947
42,950
76
34.0% Collaboration rate
21,547
41,858
81
35.6% Collaboration rate
24,560
44,479
89
2015
2016
2017
2018
2019
Encompass Health IRF discharges to:
EHC Home Health
Overlap Markets
Non-EHC Home Health

* Overlap markets have an Encompass Health IRF and an Encompass Health home health location within an approximate 30-mile radius, excluding markets that have home health licensure barriers. Overlap markets are open for 12 months before inclusion in the clinical collaboration rate.

Encompass Health
55

Clinical collaboration - all markets

To continue building its clinical collaboration platform, the Company will:

- focus on increasing its number of new overlap markets and building density in current overlap markets and
- use Care Transition Coordinators and TeamWorks best practices to enhance patient awareness and understanding of the value in clinical collaboration.


~107,000
EHC IRF discharges referred to home health in 2018
~59%
of total EHC IRF discharges
24%
Non-Medicare FFS discharges
EHC's current clinical collaboration focus is on the Medicare beneficiary population.
10%
Discharges in markets where a JV acute care partner owns a home health agency outside of the EHC JV
4%
Discharges returning to a non-EHC home health agency that referred the patient to an EHC IRF
Priorities
Requires acquisition to be actionable; pipeline prioritization underway
26%
Discharges in markets where EHC operates an IRF but not a home health agency
Clinical collaboration activities underway
15%
Discharges to a non-EHC home health agency in an EHC overlap market
21%
Discharges to an EHC home health agency

Encompass Health 56

Building stroke market share

Leveraging our:

- quality outcomes
- strategic sponsorship with the AHA/ASA
- clinical collaboration
- joint commission certifications

Encompass Health | American Stroke Association. A division of the American Heart Association. Together to End Stroke



~800,000
strokes per year in the U.S.
~142,000
deaths from stroke
~32,000
strokes treated in EHC IRFs
~626,000
strokes
EHC's 3-year stroke CAGR is ~6%.

123 EHC IRFs hold stroke-specific certifications.

Continue to increase market share by focusing on IRF-eligible stroke patients going to SNFs and non-EHC IRFs.

Stroke cases account for ~1/3 of EHC's Medicare Advantage volume.

Click here to view our Life After Stroke guide. See pages 59-61 for endorsements from independent researchers.

Encompass Health

Source: https://www.ahajournals.org/doi/pdf/10.1161/CIR.0000000000000659; page e305; Table 14-1

57

Building stroke market share Stroke market share EHC stroke payor mix 5.2% 2018 2019 Market share 4.9% Market share Other Other 25.2% 25.3% 4.7% Medicare FFS Medicare FFS Market share 34,465 Medicare Adv. 56.9% Medicare Adv. 54.8% 17.9% 19.9% 32,309 30,643 Stroke % of Payor 2018 2019 2017 2018 2019 % of total discharges 18.0% 18.4% EHC Discharges % of Medicare FFS discharges 14.7% 14.8% • EHC stroke discharge growth: % of Medicare Advantage – 2019 +6.7% vs. 2018 discharges 32.6% 32.7% Defining Stroke Market Share • Total stroke incidence based on statistics released in annual AHA report • Mortality within stroke incidence is updated by AHA with greater frequency • EHC stroke market share defined as: EHC LTM Stoke Discharges AHA Stroke Incidence Less Deaths* Encompass Health * The denominator typically decreases over time as deaths resulting from stroke may lag the incidence of stroke. 58

Independent research concludes IRFs are a better rehabilitation option for stroke patients than SNFs


Winstein et al Guidelines for Adult Stroke Rehabilitation and Recovery

AHA/ASA Guideline

Guidelines for Adult Stroke Rehabilitation and Recovery

A Guideline for Healthcare Professionals From the American Heart Association/American Stroke Association

Endorsed by the American Academy of Physical Medicine and Rehabilitation and the American Society of Neurorehabilitation

The American Academy of Neurology affirms the value of this guideline as an educational tool for neurologists and the American Congress of Rehabilitation Medicine also affirms the educational value of these guidelines for its members

Carolee J. Winstein, PhD, PT, Chair; Joel Stein, MD, Vice Chair; Ross Arena, PhD, PT, FAHA; Barbara Bates, MD, MBA; Leora R. Cherney, PhD; Steven C. Cramer, MD; Frank Deruyter, PhD; Janice J. Eng, PhD, BSc; Beth Fisher, PhD, PT; Richard L. Harvey, MD; Catherine E. Lang, PhD, PT; Marilyn MacKay-Lyons, BSc, MScPT, PhD; Kenneth J. Ottenbacher, PhD, OTR; Sue Pugh, MSN, RN, CNS-BC, CRRN, CNRN, FAHA; Mathew J. Reeves, PhD, DVM, FAHA; Lorie G. Richards, PhD, OTR/L; William Stiers, PhD, ABPP (RP); Richard D. Zorowitz, MD; on behalf of the American Heart Association Stroke Council, Council on Cardiovascular and Stroke Nursing, Council on Clinical Cardiology, and Council on Quality of Care and Outcomes Research

Purpose—The aim of this guideline is to provide a synopsis of best clinical practices in the rehabilitative care of adults recovering from stroke.

Methods—Writing group members were nominated by the committee chair on the basis of their previous work in relevant topic areas and were approved by the American Heart Association (AHA) Stroke Council's Scientific Statement Oversight Committee and the AHA's Manuscript Oversight Committee. The panel reviewed relevant articles on adults using computerized searches of the medical literature through 2014. The evidence is organized within the context of the AHA framework and is classified according to the joint AHA/American College of Cardiology and supplementary AHA methods of classifying the level of certainty and the class and level of evidence. The document underwent extensive AHA internal and external peer review, Stroke Council Leadership review, and Scientific Statements Oversight Committee review before consideration and approval by the AHA Science Advisory and Coordinating Committee.

Results—Stroke rehabilitation requires a sustained and coordinated effort from a large team, including the patient and his or her goals, family and friends, other caregivers (eg, personal care attendants), physicians, nurses, physical and ...

Stroke is available at http://stroke.ahajournals.org

123 of the Company's IRFs hold The Joint Commission's Disease-Specific Care Certification** in stroke rehabilitation.

"Whenever possible, the American Stroke Association strongly recommends that stroke patients be treated at an inpatient rehabilitation facility rather than a skilled nursing facility."

"IRF patients have higher rates of return to community living and greater functional recovery..."

"If the hospital suggests sending your loved one to a skilled nursing facility after a stroke, **advocate for the patient to go to an inpatient rehabilitation facility instead...**"*

* AHA/ASA press release, "Inpatient rehab recommended over nursing homes for stroke rehab," issued May 4, 2016 (newsroom.heart.org)

** "Guidelines for Adult Stroke Rehabilitation and Recovery," issued May 2016 (stroke.ahajournals.org)

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The Department of Veterans Affairs endorses the AHA/ASA Guidelines in their 2019 Guidelines on Stroke Rehabilitation There are 18.2 million veterans and 9 million are served by the Veterans Administration each year. “The Management of Stroke Rehabilitation” issued November 2019 (https://annals.org/aim/ Encompass Health fullarticle/2755728/management-stroke-rehabilitation-synopsis-2019-u-s-department-veterans-affairs) 60

2019 JAMA published article comparing functional improvements of stroke patients receiving care in IRF vs SNF

JAMA Network Open

Original Investigation | Geriatrics

Comparison of Functional Status Improvements Among Patients With Stroke Receiving Postacute Care in Inpatient Rehabilitation vs Skilled Nursing Facilities

Ickpy
Yu-Li

Abs

IMP
care

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DESI
disch
Medi
Janu

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MAI
SNF stay were compared using multivariate analyses, inverse probability weighting with propensity score, and instrumental variable analyses. Mortality between 30 and 365 days after discharge was accounting for patient, clinical, and facility characteristics at admission.

Conclusions

This cohort study found that Medicare beneficiaries who received services at an IRF after a stroke demonstrated greater improvement in mobility and self-care compared with patients who received inpatient rehabilitation at a SNF. A significant difference in functional improvement remained after accounting for patient, clinical, and facility characteristics at admission. Our finding indicate the need to carefully manage discharge to postacute care based on the patient's needs and potential for recovery. Postacute care reform based on the IMPACT Act must avoid a payment system that shifts patients with stroke who could benefit from intensive inpatient rehabilitation to lower cost settings.

Encompass Health

"The Management of Stroke Rehabilitation" issued December 2019 (https://jamanetwork.com/journals/jamanetworkopen/fullarticle/2756256?resultClick=1)

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Post-acute innovation

Our post-acute solutions will leverage our clinical expertise, large post-acute datasets, EMR technologies, and strategic partnerships to drive improved patient outcomes and lower cost of care across the entire post-acute episode.

2018

- Modified and implemented Cerner's HealtheCare module; created a longitudinal patient record to manage patients across the post-acute continuum
  - piloting in Tyler, Texas
- Deployed ReAct in all of our hospitals
- Developed post-acute readmission prediction model
  - piloting in Tyler, Texas and Petersburg, Virginia
- Began utilizing care navigators to follow a patient throughout an episode of care

2019

- Refined post-acute readmission prediction model; deployed to 7 additional EHC hospitals in Houston market
- Designed and implemented post-acute care clinical decision support tools
- Designed and implemented quality reporting tool for building preferred provider networks
- Used Medalogix for home health care plan optimization and to reduce emergency room visits and hospital readmissions
- Created a provider hub to automate market analysis tools

2020

- Deploy a post-acute readmission prediction model in all EHC hospitals, including rollout of a readmission reduction playbook
- Deploy Medalogix to all EHC home health locations for home health care plan optimization and to reduce emergency room visits and hospital readmissions
- Expand Post-Acute Care Strategic Assessments (PACSA) to include DRG level information on cost and quality
- Develop SNF quality reporting tools for building preferred provider networks
- Deploy home health quality reporting tool for building preferred provider networks

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Home health: Review Choice Demonstration (RCD)

State	Start date	Company locations
Illinois	June 1, 2019	3
Ohio	September 30, 2019	1
Texas	March 2, 2020	52
Florida	May 4, 2020	18
North Carolina	May 4, 2020	6

Preparation

- Reviewed all documentation requirements
- Implemented system features to make electronic submission easier
- Continue to work with physicians to ensure consistency between their supporting documentation and our supporting documentation
- Add administrative resources as staggered implementation occurs
- Apply learnings from our Illinois locations that successfully navigated PCRD with an affirmation rate in excess of 90%

Overview

Following the pause of the Pre-Claim Review Demonstration ("PCRD") on April 1, 2017, CMS worked to revise PCRD to offer more flexibility and choice for providers. RCD will give providers in the demonstration states an initial choice of three options.

Three options

1. 100% pre-claim review
2. 100% post-payment review
3. Minimal post-payment review with a 25% payment reduction for all Medicare home health services

If a provider chooses 100% pre-claim or post-payment review (which applies to every episode of care) and reaches a 90% affirmation rate, it may elect to have only 5% of its claims spot checked to ensure continued compliance.

Timeline

The demonstration began in June 2019 with home health providers operating in Illinois. Implementation expanded to Ohio in September 2019 and will expand to North Carolina, Florida and Texas in 2020. CMS has the option to expand to other states in the Palmetto jurisdiction.

Duration

Five years

Encompass Health

Source: https://www.gpo.gov/fdsys/pkg/FR-2018-05-31/pdf/2018-11492.pdf

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Rebranding and name change

The Company's rebranding and name change reinforce its existing strategy and position as an integrated provider of inpatient and home-based care.

JULY 2017
Announced planned name change

JAN. 2018
Legally changed name and stock ticker to Encompass Health Corporation (EHC)

APRIL 2018
Phase 1 field asset conversions

JULY 2018
Phase 2 field asset conversions

OCT. 2018
Phase 3 field asset conversions

JAN. 2019
Phase 4 field asset conversions; transition complete

Encompass Health

As of Jan. 1, 2019, all of the Company's hospitals and home health and hospice locations have been transitioned to the Encompass Health brand.

	2017	2018	2019	Total
Operating expenses*	~$6 million	~$11 million	~$1 million	~$18 million
Capital expenditures	~$1 million	~$3 million	~$3 million	~$7 million
Total rebranding investment	~$7 million	~$14 million	~$4 million	~$25 million

*Included in corporate general and administrative expenses line item

Encompass Health 64

Capital structure Encompass Health is positioned with a cost-efficient, flexible capital structure. Encompass Health 65

Debt maturity profile - face value Preliminary as of December 31, 2019* ($ in millions) Focus Liquidity Duration Optionality Cost Flexibility $916 Available Callable beginning (17) $45 Drawn + November 2017 $39 reserved Callable beginning for LC’s Revolver February 2023 capacity Callable beginning February 2025 $700 Callable beginning Callable beginning Senior September 2020 March 2018 Notes 5.75% $500 $500 $350 Senior Senior $269 $300 Senior Notes Notes Senior Term Notes 4.5% 4.75% Notes Loans 5.75% 5.125% Revolver 2020 2022 2023 2024 2024 2024 2025 2026 2027 2028 2029 2030 No significant debt maturities prior to 2023 *This chart does not include finance lease obligations or other notes payable. Encompass Health See the debt schedule on page 68. Refer to pages 117-119 for end notes. 66

Financial leverage and liquidity Total debt Liquidity Leverage ratio* (Billions) Preliminary December 31, December 31, 4.6x** 2019 2018 Cash available $ 94.8 $ 69.2 Revolver $ 1,000.0 $ 700.0 Less: 3.2x - Draws (45.0) (30.0) 3.17 - Letters of credit (38.9) (37.4) 3.02 3.06 Available $ 916.1 $ 632.6 2.58 2.51 Total liquidity $ 1,010.9 $ 701.8 Credit ratings S&P Moody’s Corporate rating BB- Ba3 Outlook Stable Stable Revolver rating BB+ Baa3 Senior notes rating B+ B1 2015 2016 2017 2018 PPreliminaryreliminary 20120199 * The leverage ratio is based on trailing four quarters of Adjusted EBITDA. ** Financial leverage increased in 2015 due to the acquisition of Encompass Home Health and Hospice, Reliant Hospital Partners, and CareSouth Health System, Inc. Encompass Health Reconciliations to GAAP provided on pages 105-114; see also the debt schedule on page 68. 67 (1)

Debt schedule Preliminary Change in December 31, December 31, Debt vs. ($millions) 2019 2018 YE 2018 Advances under $1 billion revolving credit facility, November 2024 - LIBOR +150bps $ 45.0 $ 30.0 $ 15.0 Term loan facility, November 2024 - LIBOR +150bps 265.2 280.1 (14.9) Bonds Payable: 5.125% Senior Notes due 2023 297.3 296.6 0.7 5.75% Senior Notes due 2024(17) 697.3 1,194.7 (497.4) 5.75% Senior Notes due 2025 345.6 345.0 0.6 4.50% Senior Notes due 2028 491.7 — 491.7 4.75% Senior Notes due 2030 491.7 — 491.7 Other notes payable 44.7 104.2 (59.5) Finance lease obligations 384.1 263.8 120.3 Long-term debt $ 3,062.6 $ 2,514.4 $ 548.2 Debt to Adjusted EBITDA 3.2x 2.8x Encompass Health Reconciliations to GAAP provided on pages 105-114. 68 Refer to pages 117-119 for end notes.

IRF real estate portfolio 133 inpatient rehabilitation hospitals: 9,259 licensed beds 4,760 licensed beds Own ~70% of IRF real estate in CON states As of December 31, 2019 63 own building and land 31 own building; lease land 39 lease building and land 4,499 licensed beds in non-CON states A CON is a regulatory requirement in some states and federal jurisdictions that require state authorization prior to proposed acquisitions, expansions, or construction of new hospitals. Encompass Health 69

Overview of rollover shares and SARs held by members of the home health and hospice management team

Background

In connection with the 2014 acquisition of Encompass Home Health and Hospice:

- Certain members of that management team rolled a portion of their pre-acquisition equity into the post-acquisition entity ("Home Health Holdings") resulting in a 16.7% ownership interest (the "Rollover Shares").
- The Company also granted stock appreciation rights ("SARs") based on the fair value of the common stock of Home Health Holdings to certain members of that management team. Half of the SARs vested on Jan. 1, 2019, and the other half vest on Jan. 1, 2020. Once vested, they are exercisable until they expire on Dec. 31, 2024 or in connection with termination of employment.
- Home Health Holdings was capitalized with a promissory note to the parent company totaling ~$385 million (equal to 5.5x the segment's 2014 EBITDA). This was done to provide the opportunity for leveraged returns on the equity, thereby mimicking a private equity transaction structure.
- To the extent Home Health Holdings needs cash (e.g., acquisitions, capex, etc.), such amounts are added to the principal amount of the note(s). Cash generated from the operations of Home Health Holdings may be used to pay interest and principal on the note(s).



Home Health Holdings
Original Rollover Shares 16.7%

Options	**Holder** – The right (but not the obligation) to sell for cash up to 1/3 of the Rollover Shares to the parent after 1/1/18; 2/3 after 1/1/19; and all outstanding Rollover Shares after 1/1/20
	Company – The right (but not the obligation) to purchase for cash all or any portion of the Rollover Shares after 1/1/20
Valuation	Fair value of the Rollover Shares and SARs is determined using the product of Home Health Holdings' EBITDA for the trailing 12-month period and a median market price multiple based on a basket of public home health companies and recent transactions, less the current balance of the intracompany note(s) to the parent.
	As of Sept. 30, 2019, the value of the remaining Rollover Shares was ~$183 million and the value of the remaining SARs was ~$82 million.
Activity	In February 2018 and July 2019, holders exercised their rights to sell their Rollover Shares to EHC. Each exercise represented ~5.6% of the outstanding common shares of Home Health Holdings. EHC settled the acquisition of the February 2018 and July 2019 exercises upon payment of ~$65 million and ~$163 million, respectively, in Q1 2018 and Q3 2019, respectively. As of Sept. 30, 2019, management's ownership interest is ~5.6%.
	In the first quarter of 2019, holders exercised a portion of their vested SARs for cash proceeds of ~$13 million. In the third quarter of 2019, holders exercised the remaining portion of their vested SARs for cash proceeds of ~$55 million.

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Alternative payment models Most models remain in the early or pilot stage and results have been mixed. Both of our segments continue to participate in various alternative payment model initiatives. Encompass Health 71

Accountable Care Organizations ("ACOs")

Currently, CMS reports there are **559** MSSP and next generation ACOs.

Performance results so far have been **mixed.**

Medicare Shared Savings Program (MSSP)
(2019 - 518 ACOs / 10.9 million Medicare beneficiaries)

- Performance Year 6 (2018) results:
  - 364 of 548 ACOs (66%) held spending below their benchmark.
    - 159 of these ACOs reduced health costs compared to their benchmark, but did not meet the minimum savings threshold for shared savings.
  - 184 ACOs (34%) did not reduce costs compared to their benchmark.
  - Shared Savings Program ACOs generated total program savings of $1.7 billion or $739 million after adjusting for shared savings/loss payments.
- On December 21, 2018, CMS issued a Final Rule for the Shared Savings Program called "Pathways to Success." The new program contains two participation tracks that will start on July 1, 2019.
  - New BASIC track allows eligible ACOs to begin under a one-sided risk model and incrementally phases-in higher levels of risk that at the highest level will qualify as an Advanced "Alternative Payment Model" under the Quality Payment Program.
  - New ENHANCED track, based on the Shared Savings Program's existing Track 3, is intended to allow ACOs to take on higher levels of risk and possible shared-savings.
  - Current Track 1, Track 2, and Track 1+ Models will be discontinued.

Next generation ACOs
(2019 - 41 ACOs)

- Initiative launched in January 2016 for ACOs that are experienced in coordinating care for populations of patients
- Allows providers to assume higher levels of financial risk and reward than are available under the MSSP
- Performance Year 2 (2017) results:
  - 32 out of 44 ACOs generated savings and received shared savings of $230 million.
  - Remaining 12 ACOs generated losses and were required to pay back $57 million to CMS.

Premier Patient Healthcare™

Premier CARE COMMUNITY

The Company serves as the exclusive preferred home health provider for two Premier ACOs. (~26,000 total covered lives in northern Texas and southern Oklahoma)

- EHC receives increased referrals for Medicare home health patients from the ACOs
- Eligible to receive a portion of the ACOs' shared savings
- Total shared savings achieved by both ACOs in 2018 was $7.6 million.
  - Met the minimum savings rate in one of the ACOs to participate in shared savings

Source: CMS/HHS press releases and public use files

Encompass Health 72

Home Health Value-Based Purchasing Model

Over the long term, the Company believes it is well-positioned to benefit from a delivery system that rewards providers who are committed to providing high-quality care.

In the calendar year 2016 HH-PPS final rule, CMS finalized a Home Health Value-Based Purchasing ("HHVBP") Model that covers five performance years beginning Jan. 1, 2016 and concluding on Dec. 31, 2022.

Medicare-certified home health agencies that provide services in the following states will be required to participate in the model:	
1. Arizona	5
2. Florida	18
3. Iowa	—
4. Maryland	3
5. Massachusetts	5
6. Nebraska	—
7. North Carolina	6
8. Tennessee	7
9. Washington	—
Company Locations	44

~23% of the Company's home health Medicare revenue

Total Performance Scores (a numeric score ranging from 0 to 100 based on each agency's performance) will be calculated from the following set of measures† for performance years 2019 and 2020:

- Two composite measures from existing Outcome and Assessment Information Set ("OASIS") data collection and three process measures submitted through the HHVBP portal
- Four outcome measures from existing OASIS data collection and two outcome measures from claims data
- Five HHCAHPS‡ consumer satisfaction measures

Performance years	Calendar year for payment adjustment	Maximum payment adjustment (-/+)
2016 → 1st Adjustment	2018*	3%
2017	2019**	5%
2018	2020***	6%
2019	2021	7%
2020	2022	8%

* Majority of EHC locations in the nine VBP states were acquired in late 2015 or 2016; impact of ($0.3) million, or a (0.27%) payment adjustment to Medicare revenue in the nine VBP states, to EHC in 2018.

** The payment adjustment to Medicare revenue in the nine VBP states in 2019 was less than $0.1 million.

*** EHC expects a positive $0.5 million payment adjustment to Medicare revenue in the nine VBP states in 2020.

Source: https://innovation.cms.gov/initiatives/home-health-value-based-purchasing-model
† Per the CY 2019 HH Final Rule at: https://s3.amazonaws.com/public-inspection.federalregister.gov/2018-24145.pdf
‡ Home Health Care Consumer Assessment of Healthcare Providers and Systems

Encompass Health
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Information technology Encompass Health utilizes information technology to improve patient care and generate operating efficiencies. Encompass Health 74

IRF clinical information system: improved patient outcomes and streamlined operational efficiencies Treatment plan Pre-admission assessment • Computerized Physician Order Document & approval Entry ("CPOE") imaging • Clinical Decision Support ("CDS") • Predictive algorithm and clinical protocols to identify and reduce the risk of acute care transfer Referral hospitals Integrated electronic medical record Integrated and Quality reporting bar-coded point •Uniform data systems of care medication •Clinical data warehouse administration •Clinical intelligence Discharge planning Clinical notes and patient education • Physician • Nursing • Therapy • Care mgmt. •Patient history Ancillary services •Problems and diagnoses •Orders and results Charge and •Plan of care registration services •Workflow alerts and reminders •Registration •Treatment and interventions •Census Coordinate care •Coding and engage patients •Billing Encompass Health 75

IRF Proprietary management system: Beacon Operations management tool Supply chain procurement Encompass Health 76

Home health and hospice information system: Homecare Homebase

Homecare Homebase ("HCHB") was born out of the Company's operating model; HCHB is a leading IT platform provider in the home health and hospice industry.

homecare
homebase

Optimization of capabilities in leading-edge technology embedded in culture, driving superior clinical, operational, and financial outcomes.

Clinical

- HCHB manages the entire patient workflow and provides field clinicians with access to patient records, diagnostic information, and notes from prior visits via a mobile application.
- Real-time, customized feedback and instructions provided on-site
- Enhances patient data capture and database management which aids in the development of algorithms that can improve the plan of care

Management and operations

- Best-in-class data management and reporting ensures managers have access to relevant data needed to make correct decisions.
- Rules-based algorithms ensure accountability by escalating tasks and notifying management when processes are delayed.
- Seamless billing with processes in place to ensure claim completeness

Sales

- Provides real-time market intelligence to sales area managers, allowing them to quickly identify the most valuable referral sources
- Specialty programs integrate individual physician protocols into HCHB.
  - Creates loyalty and incentives for physicians and facilities, generating additional future referrals
- Web-based portal allows referring physicians to easily monitor the care and progress of patients and to sign orders electronically.

Compliance

- Field clinicians are required to adhere to clinical protocols and physician orders, ensuring that proper regulatory and compliance procedures are followed.
- Internal branch-level audits completed three times a year
  - HCHB-generated outputs reviewed by management to identify any branches requiring additional oversight
- Compliance program also involves extensive internal training

Encompass Health 77

Operational metrics Encompass Health 78

IRF operational metrics: •SALARIES AND BENEFITS includes group expense efficiencies medical costs and is impacted by staffing levels based on patient volumes. (Percent of net operating revenues) •IRF-RELATED EXPENSES includes other operating expenses (excluding loss on disposal or impairment of assets), supplies, and occupancy costs. •EMPLOYEES PER OCCUPIED BED (“EPOB”) is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during 50.2 50.4 51.1 50.8 51.5 each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company’s occupancy percentage. 21.3 21.0 21.0 21.1 20.8 Salaries and benefits IRF-related expenses 2015 2016 2017 2018 YTD Q3 2015 2016 2017 2018 YTD Q3 2019 2019 3.41 3.44 3.47 3.43 3.41 EPOB Encompass Health 79

Pre-payment claims denials - inpatient rehabilitation segment

Background

- For several years prior to 2018, under programs designated as "widespread probes," certain Medicare Administrative Contractors ("MACs") conducted pre-payment claim reviews and denied payment for certain diagnosis codes.
- Encompass Health appeals most denials. On claims it takes to an administrative law judge ("ALJ"), Encompass Health historically has experienced an approximate 70% success rate.
  - MACs identify medical documentation issues as a leading basis for denials.
  - Encompass Health's investment in clinical information systems and its medical services department has further improved its documentation and reduced technical denials.
- By statute, ALJ decisions are due within 90 days of a request for hearing, but appeals are taking years. HHS has implemented rule changes to address the backlog of appeals, but their effect is uncertain.
- In November 2018, a federal court ordered HHS to reduce the backlog in the following increments: a 19% reduction by the end of FY 2019; a 49% reduction by the end of FY 2020; a 75% reduction by the end of FY 2021; and elimination of the backlog by the end of FY 2022.
- All Medicare providers continue to experience delays resulting in a growing backlog.
  - Currently, ALJs are hearing Encompass Health appeals from claims denied up to eight years ago.
- In late 2017, CMS implemented the Targeted Probe and Educate ("TPE") initiative. For more information regarding TPE, see https://www.cms.gov/Research-Statistics-Data-and-Systems/Monitoring-Programs/Medicare-FFS-Compliance-Programs/Medical-Review/Targeted-Probe-and-EducateTPE.html
- Effective February 2018, Palmetto GBA assumed responsibilities for Cahaba's MAC jurisdiction. See announcement from CMS at https://www.cms.gov/Medicare/Medicare-Contracting/Medicare-Administrative-Contractors/Downloads/JurisdictionJAwardFactSheet-09082017.pdf

Encompass Health reserves pre-payment claim denials as a reduction of net operating revenues upon notice from a MAC a claim is under review.

Impact to Income Statement

Period	New Denials	Collections of Previously Denied Claims	Revenue Reserve for New Denials	Update of Reserve for Prior Denials
		(In Millions)		
Q3 2019	$11.3	$(6.1)	$3.4	$–
Q2 2019	3.5	(1.7)	1.1	–
Q1 2019	1.6	(2.5)	0.5	–
Q4 2018	4.6	(3.2)	1.4	–
Q3 2018	0.7	(1.3)	0.2	–
Q2 2018	1.8	(2.8)	0.5	–
Q1 2018	3.1	(6.8)	0.9	–
Q4 2017	0.7	(7.8)	0.2	–
Q3 2017	7.4	(6.2)	2.2	–
Q2 2017	16.5	(7.7)	4.9	–
Q1 2017	19.0	(5.9)	5.7	–
Q4 2016	17.8	(4.4)	5.4	0.5
Q3 2016	15.7	(8.5)	4.6	–

Impact to Balance Sheet

	Sept. 30, 2019	Dec. 31, 2018	Dec. 31, 2017
		(In Millions)	
Pre-payment claims denials	$ 159.3	$ 158.1	$ 164.0
Recorded reserves	(47.8)	(47.4)	(49.2)
Net accounts receivable from pre-payment claims denials	**$ 111.5**	**$ 110.7**	**$ 114.8**

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Post-payment auditor activity - inpatient rehabilitation segment

CMS supplements its pre-payment audits with post-payment audits.
CMS uses Comprehensive Error Rate Testing ("CERT") auditors to identify trends driving errors.
CMS also uses the CERT error rate to evaluate the performance of Medicare contractors reviewing claims in pre- and post-payment audits.

Types of post-payment auditors

Medicare Administrative Contractors ("MACs")

- CMS's primary audit contractors may audit post-payment claims under TPE.
- MACs perform data analysis and probe sampling. They may use statistical sampling and extrapolation at their discretion.

Recovery Audit Contractors ("RACs")

- RACs identify and correct improper payments by reviewing claims based on either a 6-month or 3-year look-back period.
- RACs receive contingency fees based on recovery.
- RACs provide little or no education on audit findings.

Zone Program Integrity Contractors ("ZPICs")

- ZPIC auditors review medical records and documentation for claims.
- CMS or a MAC may refer providers for ZPIC review based on data analytics or other concerns about integrity.
- ZPIC auditors use claim sampling and extrapolation.

Supplemental Medical Review Contractors ("SMRCs")

- SMRCs evaluate medical records to determine whether claims comply with coverage, coding, payment and billing guidelines.

Post-payment auditors contribute to ALJ backlog

- Claims denied by post-pay auditors are appealed through the Medicare appeal process like other claim denials. MACs adjudicate all denials at the first level.
- Audits by multiple auditors seeking overpayments will continue to clog the appeals pipeline.

Claims and recoupment

- Sampling and extrapolation may generate large overpayment allegations based on the review of a handful of claims.
- CMS may recover an overpayment by withholding future Medicare payments and applying the amount withheld against the alleged overpayment.
- An appeal of a post-payment claim denial does not stop recoupment. Because of the backlog, CMS may recoup valid claims before a provider can win an appeal on the merits.
- If the post-payment denial is overturned on appeal, the provider recovers recouped amounts, plus interest.

Impact to balance sheet

	Dec. 31, 2018	Dec. 31, 2017	Dec. 31, 2016
		(In Millions)	
Net accounts receivable from post-payment claims denials	$39.0	$12.5	$12.8
Liabilities related to unrecouped post-payment denials	32.4	5.1	2.9

Impact to income statement

Post-payment audits have not had a material impact on our 2016-2019 income statements.

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81

Inpatient rehabilitation operational and labor metrics Q3 Q2 Q1 Q4 Q3 Q2 Q1 Full Year 2019 2019 2019 2018 2018 2018 2018 2018 (In Millions) Net patient revenue-inpatient $ 850.6 $ 851.8 $ 847.6 $ 822.8 $ 798.4 $ 809.6 $ 817.1 $ 3,247.9 Net patient revenue-outpatient and other revenues 21.7 22.1 22.5 22.9 27.2 25.0 23.2 98.3 Net operating revenues $ 872.3 $ 873.9 $ 870.1 $ 845.7 $ 825.6 $ 834.6 $ 840.3 $ 3,346.2 (Actual Amounts) Discharges(18) 46,669xxx-xxx 46,679 45,609 45,498 44,230 45,010 45,108 179,846 Net patient revenue per discharge $ 18,226 $ 18,248 $ 18,584 $ 18,084 $ 18,051 $ 17,987 $ 18,114 $ 18,059 Outpatient visits 86,395 104,566 102,028 111,399 119,006 131,041 127,308 488,754 Average length of stay 12.6 12.5 12.8 12.5 12.7 12.5 12.7 12.6 Occupancy % 69.2% 70.6% 72.3% 68.8% 68.9% 70.1% 71.9% 69.3% # of licensed beds 9,219 9,062 8,941 8,966 8,888 8,848 8,831 8,966 Occupied beds 6,380 6,398 6,464 6,169 6,124 6,202 6,349 6,213 Full-time equivalents (FTEs)(19) 22,037 21,570 21,345 21,199 21,119 21,010 20,978 21,076 Contract labor 187 227 246 266 237 248 285 259 Total FTE and contract labor 22,224 21,797 21,591 21,465 21,356 21,258 21,263 21,335 EPOB(20) 3.48 3.41 3.34 3.48 3.49 3.43 3.35 3.43 Encompass Health Refer to pages 117-119 for end notes. 82

Home health and hospice operational metrics Q3 Q2 Q1 Q4 Q3 Q2 Q1 Full Year 2019 2019 2019 2018 2018 2018 2018 2018 (In Millions) Net home health revenue $ 238.9 $ 222.7 $ 219.5 $ 215.3 $ 209.2 $ 204.8 $ 185.3 $ 814.6 Net hospice revenue 50.4 38.4 34.4 35.0 32.8 28.3 20.4 116.5 Net operating revenues $ 289.3 $ 261.1 $ 253.9 $ 250.3 $ 242.0 $ 233.1 $ 205.7 $ 931.1 Home health: (Actual Amounts) Admissions(21) 42,174 37,828 37,944 35,151 34,364 34,026 33,855 137,396 Recertifications 30,213 28,129 28,282 29,530 28,733 28,089 25,229 111,581 Episodes 72,016 66,881 63,626 64,037 61,765 61,238 56,658 243,698 Average revenue per episode $ 2,980 $ 2,959 $ 3,057 $ 2,972 $ 2,995 $ 2,968 $ 2,934 $ 2,968 Episodic visits per episode 17.3 17.1 17.7 17.4 17.6 17.5 17.9 17.6 Total visits 1,425,323 1,325,362 1,308,610 1,285,150 1,259,055 1,240,490 1,174,950 4,959,645 Cost per visit $ 78 $ 76 $ 75 $ 76 $ 77 $ 76 $ 75 $ 76 Hospice: Admissions(22) 2,884 2,324 2,378 2,030 2,054 1,797 1,593 7,474 Patient days 353,549 259,501 239,022 231,515 223,834 192,404 143,231 790,984 Average daily census 3,843 2,852 2,656 2,516 2,433 2,114 1,591 $ 2,167 Revenue per day $ 142 $ 148 $ 144 $ 151 $ 147 $ 148 $ 142 $ 147 Encompass Health Refer to page 117-119 for end notes. 83

Payment sources (percent of revenues) Inpatient Home Health Rehabilitation and Hospice Consolidated Segment Segment Q3 Q3 Q3 9 Months Full Year 2019 2018 2019 2018 2019 2018 2019 2018 2018 Medicare 71.5% 72.8% 85.8% 85.0% 75.3% 75.4% 75.3% 75.8% 75.9% Medicare Advantage 10.9% 9.1% 8.7% 9.4% 10.3% 9.2% 10.3% 9.1% 9.2% Managed care 10.0% 10.3% 3.6% 3.6% 8.4% 8.8% 8.3% 8.9% 8.8% Medicaid 3.2% 3.1% 1.7% 1.7% 2.8% 2.8% 2.8% 2.7% 2.6% Other third-party payors 1.4% 1.4% —% —% 1.0% 1.1% 1.0% 1.1% 1.1% Workers’ compensation 0.8% 0.8% 0.1% 0.2% 0.6% 0.7% 0.7% 0.7% 0.7% Patients 0.7% 0.6% —% —% 0.5% 0.5% 0.5% 0.5% 0.5% Other income 1.5% 1.9% 0.1% 0.1% 1.1% 1.5% 1.1% 1.2% 1.2% Total 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% Encompass Health 84

Industry structure Encompass Health 85

Overall healthcare spending National healthcare spending: $3,263 billion in 2017 (billions) $168 Investment $45 Government administration $89 Government public health $452 Retail of medical products $97 Home health care $183 Other health, residential and personal care $920 Professional services $166 Nursing care facilities and continuing care retirement communities Hospital care $1,143 Personal healthcare: $2,961 Personal Includes inpatient rehabilitation, long-term care hospitals Health consumption spending*: $3,095 Encompass Health Source: Centers for Medicare & Medicaid Services, National Health Expenditure Data (Historical), Table 2 - 2017 86 * Excludes Net Cost of Private Health Insurance of $229.5 billion.

Medicare 2017 spending = $710 billion $8 billion (1%) in billions Inpatient rehabilitation hospitals (Included in inpatient hospitals) $ 28 Skilled nursing Medicare Part A $145 Inpatient hospital 4% 20% $69 Physician payments Medicare Part B 14% $53 Outpatient hospital $18 Home health $18 Hospice Medicare Parts A&B 10% $69 Other services 7% $210 Medicare managed Medicare Part C care 29% 3% 3% 10% $100 Outpatient Rx Medicare Part D Inpatient hospital includes spending for acute care hospitals along with inpatient rehabilitation and long-term acute care hospital services. In 2017, Medicare spent $7.9 billion and $4.5 billion, respectively for inpatient rehabilitation and long-term acute care hospital services. Source: Centers for Medicare & Medicaid Services, Medicare Trustees’ Report July 2018 – page 11; and Encompass Health MedPAC, Medicare Payment Policy, March 2019 - pages 193, 227, 251, 281, and 311 87

Continuum of healthcare services Preventive Ambulatory Acute Post-acute Palliative Routine health care Medical care Medical Medical care Medical care  (screenings, check- delivered on an treatment of provided after a that is focused ups, patient outpatient basis diseases for period of acute on providing counseling) to (blood tests, X- which a patient care (long-term relief from the prevent illnesses, rays, endoscopy, is treated for a acute care, symptoms and disease, or other certain biopsies, inpatient stress of a brief but severe health problems. certain surgical rehabilitation, serious illness episode of procedures) skilled nursing, (hospice) Home health and illness care management home health) services to prevent or reduce acute admissions. Encompass Health 88

Post-acute fee-for-service care services (Highest acuity) (Lowest acuity) Long-term Inpatient Skilled Acute care Home Discharge acute care rehabilitation nursing hospital health hospital hospital facility Medicare spending (billions) $4.5 $7.9 $28.4 $17.7* # of Discharges ~116,000 ~380,000 ~2,300,000 ~3,400,000 Length of stay 26.3 days 12.7 days 37.3 days N/A # of Providers ~400 ~1,180 ~15,100 ~12,000 For-profit (78%) For-profit (33%) For-profit (71%) Facility ownership mix** Non-profit (18%) Non-profit (56%) Non-profit (23%) For-profit (88%) Gov’t (4%) Gov’t (11%) Gov’t (6%) Non-profit (12%) Free-standing (24%) Free-standing (96%) Free-standing (85%) Free-standing vs. hospital based N/A Hospital based (76%) Hospital based (4%) Hospital based (15%) Urban (95%) Urban (87%) Urban (73%) Urban (83%) Rural vs. urban** Rural (5%) Rural (13%) Rural (27%) Rural (17%) * Not all home health spending occurs as a post-acute service. ** Facility ownership mix / rural vs. urban - home health data represents freestanding agencies only. Encompass Health Source: MedPAC, Medicare Payment Policy, March 2019 - pages 193, 197, 213, 227, 234, 251, 262, 263, 281, 287, 89 and 290; MedPAC, Health Care Spending and the Medicare Program, June 2018 - page 121

Medicare fee-for-service spending on post-acute services 6 4.8 Home health fee-for- 4.3 4.1 4.1 ) 3.9 3.8 3.7 service spending* (% of t 3.5 n e total Medicare spending) c r e 3 P ( Inpatient rehabilitation 1.6 1.5 1.5 1.6 1.5 1.6 1.6 1.6 fee-for-service spending 0 (% of total Medicare 2010 2011 2012 2013 2014 2015 2016 2017 spending) Total Medicare fee-for-service spending on post-acute services ~$59 billion in 2017 Projected $35 2017 2019 Post-acute Medicare Medicare $30 settings margin** margin** $25 Skilled nursing facilities 11.2% 10.0% $20 Home health agencies* 15.2% 16.0% $15 $10 Inpatient rehabilitation 13.8% 11.6% hospitals $5 Long-term acute care $0 hospitals 4.6% 1.2%*** 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 * Not all home health spending occurs as a post-acute service. ** 2017 Medicare margin / Projected 2019 Medicare margin - skilled nursing and home health data represents freestanding facilities and agencies only. *** 2019 LTCH Projected Medicare margin reflects margin estimates for full qualifying LTCH PPS cases only, not site-neutral rate cases. Encompass Health Source: MedPAC, Medicare Payment Policy, March 2019 – pages 183, 193, 211, 215, 227, 243, 245, 251, 274, 281, and 301 90

Different fee-for-service levels of services

Inpatient rehabilitation hospital		Nursing home	
Average length of stay	= 12.7 days	Average length of stay	= 37.3 days
Discharge to community	= 76.0%	Discharge to community	= 40.0%
Requirements:		Requirements:	
IRFs must also satisfy regulatory/policy requirements for hospitals, including Medicare hospital conditions of participation.		No similar requirement; Nursing homes are regulated as nursing homes only	
All patients must be admitted by a rehab physician.		No similar requirement	
Rehab physicians must re-confirm each admission within 24 hours.		No similar requirement	
All patients, regardless of diagnoses/condition, must demonstrate need and receive at least three hours of daily intensive therapy.		No similar requirement	
All patients must see a rehabilitation physician "in person" at least three times weekly.		No similar requirement; some SNF patients may go a week or longer without seeing a physician, and often a non-rehabilitation physician.	
IRFs are required to provide 24 hour, 7 days per week nursing care; many nurses are RNs and rehab nurses.		No similar requirement	
IRFs are required to use a coordinated interdisciplinary team approach led by a rehab physician; includes a rehab nurse, a case manager, and a licensed therapist from each therapy discipline who must meet weekly to evaluate/discuss each patient's case.		No similar requirement; Nursing homes are not required to provide care on a interdisciplinary basis and are not required to hold regular meetings for each patient.	
IRFs are required to follow stringent admission/coverage policies and must carefully document justification for each admission; further restricted in number/type of patients (60% Rule).		Nursing homes have comparatively few policies governing the number or types of patients they treat.	

Encompass Health

Source: MedPAC, Medicare Payment Policy, March 2019 - pages 203, 213, 263, and 267.

91

Supply of IRFs is relatively stable Share of Medicare Number of IRFs Average annual change FFS discharges 2009- 2013- 2016- Type of IRF 2017 2009 2013 2014 2015 2016 2017 2013 2016 2017 All IRFs 100% 1,196 1,161 1,177 1,182 1,188 1,178 -0.7% 0.8% -0.8% Urban 93 992 977 1,013 1,020 1,026 1,019 -0.4 1.6 -0.7 Rural 7 204 184 164 162 162 159 -2.5 -4.2 -1.9 Freestanding 52 225 243 251 262 273 279 0.8 4.0 2.2 Hospital based 48 971 918 926 920 915 899 -1.4 -0.1 -1.7 Nonprofit 39 732 677 681 681 676 655 -1.9 — -3.1 For profit 54 295 322 338 352 370 392 2.2 4.7 5.9 Government 7 169 155 149 138 133 125 -2.1 -5.0 -6.0 Encompass Health Source: MedPAC, Medicare Payment Policy, March 2019 - page 262 92

Supply of IRFs remains relatively stable while the age 65+ population continues to grow IRF supply and demand • From 2010 to 2018, the 65+ population grew by 12.5MM or ~32%, compared to Age 65-69 Age 70-79 Age 80+ Total IRFs ~2% growth for the 64 and under population (total population growth of 60 1,400 ~6% over this same time period). ◦ The 70-79 age group (EHC's average population age range) 1,200 50 grew at an even greater rate of ~38% over this time period. 12 12 11 1,000 40 11 11 • 2010-2018 CAGRs: 11 11 ◦ 65+ population = 3.6% 800 10 11 ◦ 64 and under population = 0.3% 30 ◦ Total population = 0.8% 20 21 22 600 19 19 17 18 • Meanwhile, the number of IRFs 20 16 16 nationwide has remained relatively 400 stable, with the total count in 2018 down slightly compared to 2010. 10 15 16 17 17 17 200 12 12 14 14 0 0 2010 2011 2012 2013 2014 2015 2016 2017 2018 Source: MedPAC, Medicare Payment Policy, March 2019 – page 262, March 2014 – page 247; U.S. Census Bureau, Current Population Encompass Health 93 Survey, Annual Social and Economic Supplement, 2010, 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018

Inpatient rehabilitation sector margins Aggregate FFS Medicare IRF margins remained high in 2017 Share of Medicare fee-for- Margins service discharges Type of IRF 2017 2004 2006 2008 2010 2012 2014 2015 2016 2017 All IRFs 100% 16.7% 12.5% 9.4% 8.6% 11.2% 12.2% 13.9% 13.3% 13.8% Urban 93 17.0 12.8 9.6 9.0 11.6 12.6 14.3 13.6 14.2 Rural 7 13.2 9.0 7.2 4.7 6.3 6.4 8.6 9.4 8.4 Freestanding 53 24.7 17.5 18.2 21.4 23.9 25.2 26.7 25.8 25.5 Hospital based 47 12.2 9.9 3.8 -0.6 0.7 0.7 2.2 0.9 1.5 Nonprofit 38 12.8 10.9 5.3 2.1 2.1 1.7 3.5 1.6 2.2 For profit 55 24.4 16.3 16.8 19.6 22.9 23.6 24.9 24.2 23.8 Government 7 N/A N/A N/A N/A N/A N/A N/A N/A N/A Number of beds 1 to 10 2 3.7 -3.6 -4.9 -10.3 -6.9 -10.9 -7.5 -9.9 -10.5 11 to 24 21 10.5 7.3 1.2 -3.3 -1.2 -0.3 -0.4 -0.2 0.6 25 to 64 48 18.3 13.7 10.0 10.6 12.3 14.0 16.0 15.0 15.8 65 or more 29 21.5 17.8 17.4 17.5 21.0 20.6 23.1 22.4 21.9 Encompass Health Source: MedPAC, Medicare Payment Policy, March 2019 - page 270 94

“60% Rule”: Medicare regulation for IRFs The 60% Rule requires at least 60% of all patients admitted must have at least one medical diagnosis or functional impairment from a list of 13 compliant conditions (a.k.a. “compliant conditions” or “CMS-13”). 1983 2002 2004 2007 1983: 75% Rule 2007: 75% Rule established – 2002: IRF 2004: “New” 75% permanently changed to requires 75% of IRF reimbursement Rule initiated with “60% Rule” with passage patients to have a transitions to a “new” list of of “Medicare, Medicaid qualifying condition prospective “qualifying & SCHIP Extension Act of if the IRF is to payment system conditions” 2007” maintain (“PPS”) reimbursement on a “cost plus” basis vs. 2002: CMS suspends Paid for through a “prospective” 75% Rule Medicare price rollback & (i.e., fixed) basis. implementation 18-month freeze from 4/1/2008 to 9/30/2009 Encompass Health 95

IRF qualifying conditions Original qualifying conditions Current qualifying conditions 1. Stroke 1. Stroke 2. Brain injury 2. Brain injury 3. Amputation 3. Amputation 4. Spinal cord 4. Spinal cord 5. Fracture of the femur 5. Fracture of the femur 6. Neurological disorder 6. Neurological disorder 7. Multiple trauma 7. Multiple trauma 8. Congenital deformity 8. Congenital deformity 9. Burns 9. Burns 10. Osteoarthritis (after less intensive setting) 11. Rheumatoid arthritis (after less intensive setting) 10. Polyarthritis (includes “joint Became 12. Joint replacement replacement”) ■ Bilateral ■ Age ≥ 85 ■ Body Mass Index >50 13. Systemic vasculidities (after less-intensive setting) Since the implementation of the 60% Rule in 2007, the relative number of lower extremity fractures and lower extremity joint replacements treated in the Company’s IRFs has declined significantly. % of the Company’s Medicare discharges Lower extremity: 2005 2007 2009 2011 2013 2015 2017 Fractures (RIC 07) 13.1% 14.8% 13.6% 11.6% 10.2% 9.8% 8.9% Joint replacements (RIC 08) 17.9% 11.8% 9.0% 7.6% 6.7% 5.5% 3.7% Encompass Health 96

Inpatient rehabilitation outlier payments[23]


More Efficient Less

IRF deciles	# of IRFs			Total outlier payments				Avg outlier payment per discharge		
	Encompass Health	Non-Encompass Health	Total	Encompass Health	Non-Encompass Health	Total	%	Encompass Health	Non-Encompass Health	Total
90-100	—	112	112	$ —	$ 149,282,951	$ 149,282,951	55.3%	N/A	$ 3,137	$ 3,137
80-90	2	110	112	$ 712,307	$ 44,306,723	$ 45,019,030	16.7%	$ 434	$ 1,326	$ 1,284
70-80	2	110	112	$ 432,590	$ 26,420,070	$ 26,852,660	10.0%	$ 155	$ 780	$ 732
60-70	12	100	112	$ 1,867,796	$ 16,209,906	$ 18,077,702	6.7%	$ 137	$ 613	$ 451
50-60	10	103	113	$ 1,093,097	$ 11,227,420	$ 12,320,517	4.6%	$ 98	$ 438	$ 335
40-50	23	90	113	$ 1,761,287	$ 6,698,532	$ 8,459,819	3.1%	$ 78	$ 246	$ 170
30-40	13	99	112	$ 587,426	$ 4,745,757	$ 5,333,183	2.0%	$ 51	$ 167	$ 133
20-30	25	87	112	$ 708,804	$ 2,317,720	$ 3,026,524	1.1%	$ 28	$ 104	$ 63
10-20	24	88	112	$ 258,964	$ 1,029,186	$ 1,288,150	0.5%	$ 11	$ 57	$ 31
0-10	18	94	112	$ 13,607	$ 106,772	$ 120,379	—%	$ 1	$ 5	$ 3
Totals	129	993	1,122	$ 7,435,878	$ 262,345,037	$ 269,780,915	100.0%			

Outlier observations:

- 10% of IRFs receive 55% of the outlier payments; none of the 10% are Encompass Health IRFs.
- The Company receives 2.8% of the IRF outlier payments despite treating approx. 31% of the Medicare patients/discharges.
- As a result of outlier payments, CMS pays the Company approx. $860 less per discharge than other providers.
- Capping the IRF industry outlier payments at 10% of each IRF's total Medicare payments could save Medicare approx. $742 million over 10 years.

Encompass Health
Refer to pages 117-119 for end notes.
97

Segment operating results Encompass Health 98

Inpatient rehabilitation segment Adjusted EBITDA Q3 Q2 Q1 Q4 Q3 Q2 Q1 Full Year (In millions) 2019 2019 2019 2018 2018 2018 2018 2018 Net operating revenues: Inpatient $ 850.6 $ 851.8 $ 847.6 $ 822.8 $ 798.4 $ 809.6 $ 817.1 $ 3,247.9 Outpatient and other 21.7 22.1 22.5 22.9 27.2 25.0 23.2 98.3 Total segment revenue 872.3 873.9 870.1 845.7 825.6 834.6 840.3 3,346.2 Operating expenses: Salaries and benefits (459.1) (443.6) (445.0) (437.2) (423.6) (416.5) (424.2) (1,701.5) % of revenue 52.6% 50.8% 51.1% 51.7% 51.3% 49.9% 50.5% 50.8% Other operating expenses(a) (131.3) (127.2) (127.6) (128.2) (124.3) (126.9) (122.9) (502.3) Supplies (37.0) (36.7) (35.6) (36.4) (33.6) (34.7) (35.9) (140.6) Occupancy costs (17.0) (16.3) (15.8) (16.4) (15.9) (16.0) (15.5) (63.8) (185.3) (180.2) (179.0) (181.0) (173.8) (177.6) (174.3) (706.7) % of revenue 21.2% 20.6% 20.6% 21.4% 21.1% 21.3% 20.7% 21.1% Equity in nonconsolidated affiliates 1.0 1.4 2.1 2.0 1.9 1.6 2.0 7.5 Other income(b)(c) 1.8 1.9 2.8 0.1 1.8 1.2 0.5 3.6 Noncontrolling interests (20.1) (19.5) (21.0) (17.9) (19.0) (19.8) (20.5) (77.2) Segment Adjusted EBITDA $ 210.6 $ 233.9 $ 230.0 $ 211.7 $ 212.9 $ 223.5 $ 223.8 $ 871.9 In arriving at Adjusted EBITDA, the following was excluded: (a) Loss (gain) on disposal of assets $ 0.9 $ 1.4 $ 1.1 $ 3.5 $ (1.0) $ 2.4 $ 0.8 $ 5.7 (b) Change in fair market value of equity securities $ — $ (0.3) $ (0.9) $ 0.8 $ 0.1 $ 0.4 $ 0.6 $ 1.9 (c) Gain on consolidation of Yuma $ (19.2) $ — $ — $ — $ — $ — $ — $ — Encompass Health Reconciliation to GAAP provided on pages 105-114. 99

Home health and hospice segment Adjusted EBITDA

(In Millions)	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Full Year 2018
Net operating revenues:								
Home health revenue	$ 238.9	$ 222.7	$ 219.5	$ 215.3	$ 209.2	$ 204.8	$ 185.3	$ 814.6
Hospice revenue	50.4	38.4	34.4	35.0	32.8	28.3	20.4	116.5
Total segment revenue	289.3	261.1	253.9	250.3	242.0	233.1	205.7	931.1
Operating expenses								
Cost of services	(136.4)	(119.9)	(116.5)	(116.1)	(114.6)	(109.1)	(98.6)	(438.4)
% of revenue	47.1%	45.9%	45.9%	46.4%	47.4%	46.8%	47.9%	47.1%
Support and overhead costs[(a)(b)]	(99.6)	(89.7)	(88.8)	(88.3)	(82.4)	(80.8)	(72.0)	(323.5)
% of revenue	34.4%	34.4%	35.0%	35.3%	34.0%	34.7%	35.0%	34.7%
	(236.0)	(209.6)	(205.3)	(204.4)	(197.0)	(189.9)	(170.6)	(761.9)
% of revenue	81.6%	80.3%	80.9%	81.7%	81.4%	81.5%	82.9%	81.8%
Other income	—	—	—	—	—	0.5	—	0.5
Equity in net income of nonconsolidated affiliates	0.2	0.4	0.4	0.3	0.2	0.4	0.3	1.2
Noncontrolling interests[(c)]	(2.7)	(2.8)	(2.7)	(2.1)	(2.0)	(2.5)	(1.9)	(8.5)
Segment Adjusted EBITDA	**$ 50.8**	**$ 49.1**	**$ 46.3**	**$ 44.1**	**$ 43.2**	**$ 41.6**	**$ 33.5**	**$ 162.4**

In arriving at Adjusted EBITDA, the following was excluded:	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Full Year 2018
(a) Gain on disposal of assets	$ —	$ (0.1)	$ —	$ —	$ —	$ —	$ —	$ —
(b) Payroll taxes on SARs exercise	$ 0.8	$ —	$ 0.2	$ —	$ —	$ —	$ —	$ —
(c) SARs mark-to-market impact on noncontrolling interests (see page 70)	$ (0.9)	$ (2.6)	$ (0.8)	$ (0.4)	$ (0.3)	$ (0.9)	$ (1.0)	$ (2.6)

Encompass Health

Reconciliation to GAAP provided on pages 105-114.

100

Segment operating results

(In Millions)	Q3 2019 IRF	Q3 2019 Home Health and Hospice	Q3 2019 Reclasses	Q3 2019 Consolidated	Q3 2018 IRF	Q3 2018 Home Health and Hospice	Q3 2018 Reclasses	Q3 2018 Consolidated
Net operating revenues	$ 872.3	$ 289.3	$ —	$ 1,161.6	$ 825.6	$ 242.0	$ —	$ 1,067.6
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(459.1)	—	(200.9)	(660.0)	(423.6)	—	(168.7)	(592.3)
Other operating expenses[(a)]	(131.3)	—	(24.4)	(155.7)	(124.3)	—	(19.6)	(143.9)
Supplies	(37.0)	—	(5.9)	(42.9)	(33.6)	—	(5.0)	(38.6)
Occupancy	(17.0)	—	(4.8)	(21.8)	(15.9)	—	(3.7)	(19.6)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	—	(136.4)	136.4	—	—	(114.6)	114.6	—
Support and overhead costs[(b)]	—	(99.6)	99.6	—	—	(82.4)	82.4	—
	(644.4)	(236.0)	—	(880.4)	(597.4)	(197.0)	—	(794.4)
Other income[(c)(d)]	1.8	—	—	1.8	1.8	—	—	1.8
Equity in net income of nonconsolidated affiliates	1.0	0.2	—	1.2	1.9	0.2	—	2.1
Noncontrolling interests[(e)]	(20.1)	(2.7)	—	(22.8)	(19.0)	(2.0)	—	(21.0)
Segment Adjusted EBITDA	**$ 210.6**	**$ 50.8**	**$ —**	**261.4**	**$ 212.9**	**$ 43.2**	**$ —**	**256.1**
General and administrative expenses[(f)(g)]				(29.8)				(31.8)
Adjusted EBITDA				**$ 231.6**				**$ 224.3**

In arriving at Adjusted EBITDA, the following were excluded:

	Q3 2019 IRF	Q3 2019 Home Health and Hospice	Q3 2019 Reclasses	Q3 2019 Consolidated	Q3 2018 IRF	Q3 2018 Home Health and Hospice	Q3 2018 Reclasses	Q3 2018 Consolidated
(a) Loss (gain) on disposal of assets	$ 0.9	$ —	$ —	$ 0.9	$ (1.0)	$ —	$ —	$ (1.0)
(b) Payroll taxes on SARs exercise	$ —	$ 0.8	$ —	$ 0.8	$ —	$ —	$ —	$ —
(c) Change in fair market value of equity securities	$ —	$ —	$ —	$ —	$ 0.1	$ —	$ —	$ 0.1
(d) Gain on consolidation of Yuma	$ (19.2)	$ —	$ —	$ (19.2)	$ —	$ —	$ —	$ —
(e) SARs mark-to-market impact on noncontrolling interests (see page 70)	$ —	$ (0.9)	$ —	$ (0.9)	$ —	$ (0.3)	$ —	$ (0.3)
(f) Stock-based compensation	$ —	$ —	$ —	$ 21.7	$ —	$ —	$ —	$ 18.1
(g) Transaction costs	$ —	$ —	$ —	$ 1.0	$ —	$ —	$ —	$ —

Encompass Health

Reconciliation to GAAP provided on pages 105-114.

101

Segment operating results

(In Millions)	Nine Months Ended September 30, 2019 IRF	Home Health and Hospice	Reclasses	Consolidated	Nine Months Ended September 30, 2018 IRF	Home Health and Hospice	Reclasses	Consolidated
Net operating revenues	$ 2,616.3	$ 804.3	$ —	$ 3,420.6	$ 2,500.5	$ 680.8	$ —	$ 3,181.3
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(1,347.7)	—	(555.8)	(1,903.5)	(1,264.3)	—	(476.4)	(1,740.7)
Other operating expenses[a]	(386.1)	—	(67.1)	(453.2)	(374.1)	—	(57.2)	(431.3)
Supplies	(109.3)	—	(15.4)	(124.7)	(104.2)	—	(13.6)	(117.8)
Occupancy	(49.1)	—	(12.6)	(61.7)	(47.4)	—	(10.3)	(57.7)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	—	(372.8)	372.8	—	—	(322.3)	322.3	—
Support and overhead costs[b]	—	(278.1)	278.1	—	—	(235.2)	235.2	—
	(1,892.2)	(650.9)	—	(2,543.1)	(1,790.0)	(557.5)	—	(2,347.5)
Other income[c][d]	6.5	—	—	6.5	3.5	0.5	—	4.0
Equity in net income of nonconsolidated affiliates	4.5	1.0	—	5.5	5.5	0.9	—	6.4
Noncontrolling interests[e]	(60.6)	(8.2)	—	(68.8)	(59.3)	(6.4)	—	(65.7)
Segment Adjusted EBITDA	**$ 674.5**	**$ 146.2**	**$ —**	**820.7**	**$ 660.2**	**$ 118.3**	**$ —**	**778.5**
General and administrative expenses[f][g]				(94.0)				(99.3)
Adjusted EBITDA				**$ 726.7**				**$ 679.2**

In arriving at Adjusted EBITDA, the following were excluded:

		2019 IRF	Home Health and Hospice	Reclasses	Consolidated	2018 IRF	Home Health and Hospice	Reclasses	Consolidated
(a)	Loss (gain) on disposal of assets	$ 3.4	$ (0.1)	$ —	$ 3.3	$ 2.2	$ —	$ —	$ 2.2
(b)	Payroll taxes on SARs exercise	$ —	$ 1.0	$ —	$ 1.0	$ —	$ —	$ —	$ —
(c)	Change in fair market value of equity securities	$ (1.2)	$ —	$ —	$ (1.2)	$ 1.1	$ —	$ —	$ 1.1
(d)	Gain on consolidation of Yuma	$ (19.2)	$ —	$ —	$ (19.2)	$ —	$ —	$ —	$ —
(e)	SARs mark-to-market impact on noncontrolling interests (see page 70)	$ —	$ (4.3)	$ —	$ (4.3)	$ —	$ (2.2)	$ —	$ (2.2)
(f)	Stock-based compensation	$ —	$ —	$ —	$ 87.0	$ —	$ —	$ —	$ 65.6
(g)	Transaction costs	$ —	$ —	$ —	$ 2.0	$ —	$ —	$ —	$ 1.0

Encompass Health

Reconciliation to GAAP provided on pages 105-114.

102

Segment operating results Year Ended December 31, 2018 Home Health (In Millions) IRF and Hospice Reclasses Consolidated Net operating revenues $ 3,346.2 $ 931.1 $ — $ 4,277.3 Operating Expenses: Inpatient Rehabilitation: Salaries and benefits (1,701.5) — (652.5) (2,354.0) Other operating expenses(a) (502.3) — (77.1) (579.4) Supplies (140.6) — (18.1) (158.7) Occupancy (63.8) — (14.2) (78.0) Home Health and Hospice: Cost of services sold (excluding depreciation and amortization) — (438.4) 438.4 — Support and overhead costs — (323.5) 323.5 — (2,408.2) (761.9) — (3,170.1) Other income(b) 3.6 0.5 — 4.1 Equity in net income of nonconsolidated affiliates 7.5 1.2 — 8.7 Noncontrolling interests(c) (77.2) (8.5) — (85.7) Segment Adjusted EBITDA $ 871.9 $ 162.4 $ — 1,034.3 General and administrative expenses(d)(e) (133.3) Adjusted EBITDA $ 901.0 In arriving at Adjusted EBITDA, the following were excluded: (a) Loss on disposal of assets $ 5.7 $ — $ — $ 5.7 (b) Change in fair market value of equity securities $ 1.9 $ — $ — $ 1.9 (c) SARs mark-to-market impact on noncontrolling interests (see page 70) $ — $ (2.6) $ — $ (2.6) (d) Stock-based compensation $ — $ — $ — $ 85.9 (e) Transaction costs $ — $ — $ — $ 1.0 Encompass Health Reconciliation to GAAP provided on pages 105-114. 103

Reconciliations to GAAP and share information Encompass Health 104

Reconciliation of net income to Adjusted EBITDA[9]

	2019							
	Q1		Q2		Q3		9 Months	
(in millions, except per share data)	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share
Net Income	$ 125.2		$ 110.9		$ 119.5		$ 355.6	
Loss from disc ops, net of tax, attributable to Encompass Health	0.5		0.1		—		0.6	
Net income attributable to noncontrolling interests	(22.9)		(19.7)		(21.9)		(64.5)	
Income from continuing operations attributable to Encompass Health*	102.8	$ 1.04	91.3	$ 0.92	97.6	0.98	291.7	$ 2.94
Provision for income tax expense	30.8		23.5		34.3		88.6	
Interest expense and amortization of debt discounts and fees	37.2		37.7		40.3		115.2	
Depreciation and amortization	52.5		52.7		55.1		160.3	
Loss on early extinguishment of debt	—		2.3		—		2.3	
Loss on disposal of assets	1.1		1.3		0.9		3.3	
Stock-based compensation expense	19.4		45.9		21.7		87.0	
Transaction costs	0.6		0.4		1.0		2.0	
Gain on consolidation of Yuma	—		—		(19.2)		(19.2)	
SARs mark-to-market impact on noncontrolling interests (see page 70)	(0.8)		(2.6)		(0.9)		(4.3)	
Change in fair market value of equity securities	(0.9)		(0.3)		—		(1.2)	
Payroll taxes on SARs exercise	0.2		—		0.8		1.0	
Adjusted EBITDA	$ 242.9		$ 252.2		$ 231.6		$ 726.7	
Weighted average common shares outstanding:								
Basic		98.4		98.0		97.8		98.1
Diluted		99.7		99.3		99.4		99.5

Encompass Health

* Per share amounts for each period presented are based on diluted weighted-average shares outstanding.
Refer to pages 117-119 for end notes.

105

Reconciliation of net income to Adjusted EBITDA(9)

	2018									
	Q1		Q2		Q3		Q4		Full Year	
(in millions, except per share data)	Total	Per share	Total	Per share	Total	Per share	Total	Per share	Total	Per share
Net Income	$ 105.2		$ 113.2		$ 109.3		$ 47.7		$ 375.4	
Loss (income) from disc ops, net of tax, attributable to Encompass Health	0.5		(0.2)		0.1		(1.5)		(1.1)	
Net income attributable to noncontrolling interests	(21.4)		(21.4)		(20.7)		(19.6)		(83.1)	
Income from continuing operations attributable to Encompass Health*	84.3	$ 0.85	91.6	$ 0.92	88.7	$ 0.89	26.6	$ 0.26	291.2	$ 2.92
Gov't, class action, and related settlements	—		—		—		52.0		52.0	
Provision for income tax expense	30.0		29.3		30.2		29.4		118.9	
Interest expense and amortization of debt discounts and fees	35.6		37.7		37.3		36.7		147.3	
Depreciation and amortization	45.9		49.7		51.2		52.9		199.7	
Loss (gain) on disposal of assets	0.8		2.4		(1.0)		3.5		5.7	
Stock-based compensation expense	26.1		21.4		18.1		20.3		85.9	
Transaction costs	1.0		—		—		—		1.0	
SARs mark-to-market impact on noncontrolling interests (see page 70)	(1.0)		(0.9)		(0.3)		(0.4)		(2.6)	
Change in fair market value of equity securities	0.6		0.4		0.1		0.8		1.9	
Adjusted EBITDA	$ 223.3		$ 231.6		$ 224.3		$ 221.8		$ 901.0	
Weighted average common shares outstanding:										
Basic		97.8		97.9		98.0		98.0		97.9
Diluted		99.4		99.6		100.0		100.0		99.8

* Per share amounts for each period presented are based on diluted weighted-average shares outstanding.
Refer to pages 117-119 for end notes.

Encompass Health

106

Reconciliation of segment Adjusted EBITDA to income from continuing operations before income tax expense

(in millions)	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Full Year 2018
Total segment Adjusted EBITDA	**$ 261.4**	**$ 283.0**	**$ 276.3**	**$ 255.8**	**$ 256.1**	**$ 265.1**	**$ 257.3**	**$ 1,034.3**
General and administrative expenses	(52.5)	(77.1)	(53.4)	(54.3)	(49.9)	(54.9)	(61.1)	(220.2)
Depreciation and amortization	(55.1)	(52.7)	(52.5)	(52.9)	(51.2)	(49.7)	(45.9)	(199.7)
(Loss) gain on disposal of assets	(0.9)	(1.3)	(1.1)	(3.5)	1.0	(2.4)	(0.8)	(5.7)
Government, class action, and related settlements	—	—	—	(52.0)	—	—	—	(52.0)
Loss on early extinguishment of debt	—	(2.3)	—	—	—	—	—	—
Interest expense and amortization of debt discounts and fees	(40.3)	(37.7)	(37.2)	(36.7)	(37.3)	(37.7)	(35.6)	(147.3)
Net income attributable to noncontrolling interests	21.9	19.7	22.9	19.6	20.7	21.4	21.4	83.1
SARs mark-to-market impact on noncontrolling interests (see page 70)	0.9	2.6	0.8	0.4	0.3	0.9	1.0	2.6
Change in fair market value of equity securities	—	0.3	0.9	(0.8)	(0.1)	(0.4)	(0.6)	(1.9)
Gain on consolidation of Yuma	19.2	—	—	—	—	—	—	—
Payroll taxes on SARs exercise	(0.8)	—	(0.2)	—	—	—	—	—
Income from continuing operations before income tax expense	$ 153.8	$ 134.5	$ 156.5	$ 75.6	$ 139.6	$ 142.3	$ 135.7	$ 493.2

Encompass Health 107

Adjusted EPS[10] - Q3 2019

	For the Three Months Ended September 30, 2019						
		Adjustments					
	As Reported	Mark-to-Market Adjustment for Stock Comp. Expense	Income Tax Adjustments	Transaction Costs	Gain on Consolidation of Yuma	Payroll Taxes on SARs Exercise	As Adjusted
	(In Millions, Except Per Share Amounts)						
Adjusted EBITDA	$ 231.6	$ —	$ —	$ —	$ —	$ —	$ 231.6
Depreciation and amortization	(55.1)	—	—	—	—	—	(55.1)
Interest expense and amortization of debt discounts and fees	(40.3)	—	—	—	—	—	(40.3)
Stock-based compensation	(21.7)	12.0	—	—	—	—	(9.7)
Loss on disposal of assets	(0.9)	—	—	—	—	—	(0.9)
Transaction costs	(1.0)	—	—	1.0	—	—	—
SARs mark-to-market impact on noncontrolling interests (see page 70)	0.9	(0.9)	—	—	—	—	—
Gain on consolidation of Yuma	19.2	—	—	—	(19.2)	—	—
Payroll taxes on SARs exercise	(0.8)	—	—	—		0.8	—
Income from continuing operations before income tax expense	131.9	11.1	—	1.0	(19.2)	0.8	125.6
Provision for income tax expense	(34.3)	(3.0)	(0.2)	(0.2)	5.2	(0.2)	(32.7)
Income from continuing operations attributable to Encompass Health	$ 97.6	$ 8.1	$ (0.2)	$ 0.8	$ (14.0)	$ 0.6	$ 92.9
Diluted earnings per share from continuing operations*	$ 0.98	$ 0.08	$ —	$ 0.01	$ (0.14)	$ 0.01	$ 0.93
Diluted shares used in calculation	99.4						

Encompass Health

Reconciliation to GAAP provided on pages 105-114. Refer to pages 117-119 for end notes.
* Adjusted EPS may not sum across due to rounding.

108

Adjusted EPS(10) - Q3 2018 For the Three Months Ended September 30, 2018 Adjustments Mark-to-Market Change in Adjustment for Fair Market Stock Value of As Compensation Income Tax Equity As Reported Expense Adjustments Securities Adjusted (In Millions, Except Per Share Amounts) Adjusted EBITDA $ 224.3 $ — $ — $ — $ 224.3 Depreciation and amortization (51.2) — — — (51.2) Interest expense and amortization of debt discounts and fees (37.3) — — — (37.3) Stock-based compensation (18.1) 4.2 — — (13.9) Gain on disposal of assets 1.0 — — — 1.0 SARs mark-to-market impact on noncontrolling interests (see page 70) 0.3 (0.3) — — — Change in fair market value of equity securities (0.1) — — 0.1 — Income from continuing operations before income tax expense 118.9 3.9 — 0.1 122.9 Provision for income tax expense (30.2) (1.1) (0.7) — (32.0) Income from continuing operations attributable to Encompass Health $ 88.7 $ 2.8 $ (0.7) $ 0.1 $ 90.9 Diluted earnings per share from continuing operations* $ 0.89 $ 0.03 $ (0.01) $ — $ 0.91 Diluted shares used in calculation 100.0 Encompass Health Reconciliation to GAAP provided on pages 105-114. Refer to pages 117-119 for end notes. 109 * Adjusted EPS may not sum across due to rounding.

Adjusted EPS[10] - YTD 2019

	For the Nine Months Ended September 30, 2019								
		Adjustments							
	As Reported	Mark-to-Market Adjustment for Stock Comp. Expense	Loss on Early Exting. of Debt	Income Tax Adjustments	Transaction Costs	Change in Fair Market Value of Equity Securities	Gain on Consolidation of Yuma	Payroll Taxes on SARs Exercise	As Adjusted
	(In Millions, Except Per Share Amounts)								
Adjusted EBITDA	$ 726.7	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ 726.7
Depreciation and amortization	(160.3)	—	—	—	—	—	—	—	(160.3)
Loss on early extinguishment of debt [17]	(2.3)	—	2.3	—	—	—	—	—	—
Interest expense and amortization of debt discounts and fees	(115.2)	—	—	—	—	—	—	—	(115.2)
Stock-based compensation	(87.0)	53.0	—	—	—	—	—	—	(34.0)
Loss on disposal of assets	(3.3)	—	—	—	—	—	—	—	(3.3)
Transaction costs	(2.0)	—	—	—	2.0	—	—	—	—
SARs mark-to-market impact on noncontrolling interests (see page 70)	4.3	(4.3)	—	—	—	—	—	—	—
Change in fair market value of equity securities	1.2	—	—	—	—	(1.2)	—	—	—
Gain on consolidation of Yuma	19.2	—	—	—	—	—	(19.2)	—	
Payroll taxes on SARs exercise	(1.0)	—	—	—	—	—	—	1.0	—
Income from continuing operations before income tax expense	380.3	48.7	2.3	—	2.0	(1.2)	(19.2)	1.0	413.9
Provision for income tax expense	(88.6)	(13.2)	(0.6)	(12.6)	(0.5)	0.3	5.2	(0.2)	(110.2)
Income from continuing operations attributable to Encompass Health	$ 291.7	$ 35.5	$ 1.7	$ (12.6)	$ 1.5	$ (0.9)	$ (14.0)	$ 0.8	$ 303.7
Diluted earnings per share from continuing operations*	$ 2.94	$ 0.36	$ 0.02	$ (0.13)	$ 0.02	$ (0.01)	$ (0.14)	$ 0.01	$ 3.05
Diluted shares used in calculation	99.5								

Encompass Health

Reconciliation to GAAP provided on pages 105-114. Refer to pages 117-119 for end notes.

* Adjusted EPS may not sum across due to rounding.

110

Adjusted EPS(10) - YTD 2018 For the Nine Months Ended September 30, 2018 Adjustments Mark-to- Market Change in Adjustment Fair Market on Stock Value of As Compensation Income Tax Transaction Equity As Reported Expense Adjustments costs Securities Adjusted (In Millions, Except Per Share Amounts) Adjusted EBITDA $ 679.2 $ — $ — $ — $ — $ 679.2 Depreciation and amortization (146.8) — — — — (146.8) Interest expense and amortization of debt discounts and fees (110.6) — — — — (110.6) Stock-based compensation (65.6) 26.6 — — — (39.0) Loss on disposal of assets (2.2) — — — — (2.2) Transaction costs (1.0) — — 1.0 — — SARs mark-to-market impact on noncontrolling interests (see page 70) 2.2 (2.2) — — — — Change in fair market value of equity securities (1.1) — — — 1.1 — Income from continuing operations before income tax expense 354.1 24.4 — 1.0 1.1 380.6 Provision for income tax expense (89.5) (6.8) (1.4) (0.3) (0.3) (98.3) Income from continuing operations attributable to Encompass Health $ 264.6 $ 17.6 $ (1.4) $ 0.7 $ 0.8 $ 282.3 Diluted earnings per share from continuing operations* $ 2.65 $ 0.18 $ (0.01) $ 0.01 $ 0.01 $ 2.83 Diluted shares used in calculation 99.7 Encompass Health Reconciliation to GAAP provided on pages 105-114. Refer to pages 117-119 for end notes. 111 * Adjusted EPS may not sum across due to rounding.

Adjusted EPS(10) - 2018

	For the Year Ended December 31, 2018						
		Adjustments					
	As Reported	Government, Class Action, & Related Settlements	Mark-to-Market Adjustment for Stock Compensation Expense	Income Tax Adjustments	Transaction Costs	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)						
Adjusted EBITDA	$ 901.0	$ —	$ —	$ —	$ —	$ —	$ 901.0
Depreciation and amortization	(199.7)	—	—	—	—	—	(199.7)
Government, class action, and related settlements	(52.0)	52.0	—	—	—	—	—
Interest expense and amortization of debt discounts and fees	(147.3)	—	—	—	—	—	(147.3)
Stock-based compensation	(85.9)	—	31.2	—	—	—	(54.7)
Loss on disposal of assets	(5.7)	—	—	—	—	—	(5.7)
Transaction costs	(1.0)	—	—	—	1.0	—	—
SARs mark-to-market impact on noncontrolling interests (see page 70)	2.6	—	(2.6)	—	—	—	—
Change in fair market value of equity securities	(1.9)	—	—	—	—	1.9	—
Income from continuing operations before income tax expense	410.1	52.0	28.6	—	1.0	1.9	493.6
Provision for income tax expense	(118.9)	—	(8.0)	(3.3)	(0.3)	(0.5)	(131.0)
Income from continuing operations attributable to Encompass Health	$ 291.2	$ 52.0	$ 20.6	$ (3.3)	$ 0.7	$ 1.4	$ 362.6
Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax	—						—
Numerator for diluted earnings per share	$ 291.2						$ 362.6
Diluted earnings per share from continuing operations*	$ 2.92	$ 0.52	$ 0.21	$ (0.03)	$ 0.01	$ 0.01	$ 3.63
Diluted shares used in calculation	99.8						

Encompass Health

Reconciliation to GAAP provided on pages 105-114. Refer to pages 117-119 for end notes.

* Adjusted EPS may not sum across due to rounding.

112

Adjusted Free Cash Flow History(11) Q3 9 Months Full Year (In Millions) 2019 2018 2019 2018 2018 Net cash provided by operating activities $ 114.4 $ 198.5 $ 419.7 $ 584.0 $ 762.4 Impact of discontinued operations 0.1 0.1 4.6 0.7 (0.8) Net cash provided by operating activities of continuing operations 114.5 198.6 424.3 584.7 761.6 Capital expenditures for maintenance (41.0) (33.2) (105.1) (105.3) (152.9) Distributions paid to noncontrolling interests of consolidated affiliates (21.1) (21.3) (57.6) (56.5) (75.4) Items non-indicative of ongoing operating performance: Transaction costs and related assumed liabilities 1.0 (0.7) 2.0 (2.4) 0.5 Cash paid for government, class action, and related settlements — — 46.4 — — Cash paid for SARs exercise (inclusive of payroll taxes) 56.2 — 69.6 4.3 4.3 Adjusted free cash flow $ 109.6 $ 143.4 $ 379.6 $ 424.8 $ 538.1 Cash dividends on common stock(13) $ 26.4 $ 24.5 $ 81.3 $ 74.4 $ 100.8 Information regarding investing and financing categories of the statement of cash flows for the periods presented can be found on Encompass Health’s website in the Earnings Releases for those periods. Encompass Health Refer to pages 117-119 for end notes. 113

Net cash provided by operating activities reconciled to Adjusted EBITDA

(In Millions)	Q3 2019	Q3 2018	9 Months 2019	9 Months 2018	Full Year 2018	Full Year 2017	Full Year 2016	Full Year 2015	Full Year 2014
Net cash provided by operating activities	$ 114.4	$ 198.5	$ 419.7	$ 584.0	$ 762.4	$ 658.3	$ 640.2	$ 505.9	$ 458.9
Professional fees — accounting, tax, and legal	—	—	—	—	—	—	1.9	3.0	9.3
Interest expense and amortization of debt discounts and fees	40.3	37.3	115.2	110.6	147.3	154.4	172.1	142.9	109.2
Equity in net income of nonconsolidated affiliates	1.2	2.1	5.5	6.4	8.7	8.0	9.8	8.7	10.7
Net income attributable to noncontrolling interests in continuing operations	(21.9)	(20.7)	(64.5)	(63.5)	(83.1)	(79.1)	(70.5)	(69.7)	(59.7)
Amortization of debt-related items	(1.1)	(1.0)	(3.1)	(3.0)	(4.0)	(8.7)	(13.8)	(14.3)	(12.7)
Distributions from nonconsolidated affiliates	(0.2)	(2.0)	(4.8)	(5.5)	(8.3)	(8.6)	(8.5)	(7.7)	(12.6)
Current portion of income tax expense	14.1	34.6	67.8	97.5	128.0	85.0	31.0	14.8	13.3
Change in assets and liabilities	83.7	(24.8)	185.4	(47.1)	(46.0)	7.4	30.1	82.7	48.8
Tax reform impact on noncontrolling interests[24]	—	—	—	—	—	4.6	—	—	—
Cash used in (provided by) operating activities of discontinued operations	0.1	0.1	4.6	0.7	(0.8)	0.6	0.7	0.7	1.2
Transaction costs	1.0	—	2.0	1.0	1.0	—	—	12.3	9.3
SARS mark-to-market impact on noncontrolling interests (see page 70)	(0.9)	(0.3)	(4.3)	(2.2)	(2.6)	—	—	—	—
Payroll taxes on SARs exercise	0.8	—	1.0	—	—	—	—	—	—
Change in fair market value of equity securities	—	0.1	(1.2)	1.1	1.9	—	—	—	—
Other	0.1	0.4	3.4	(0.8)	(3.5)	1.2	0.6	3.2	1.9
Adjusted EBITDA	$ 231.6	$ 224.3	$ 726.7	$ 679.2	$ 901.0	$ 823.1	$ 793.6	$ 682.5	$ 577.6

Information regarding investing and financing categories of the statement of cash flows for the periods presented can be found on Encompass Health's website in the Earnings Releases for those periods.

Encompass Health

Refer to pages 117-119 for end notes.

114

Share information Weighted Average for the Period Q3 9 Months Full Year 2019 2018 2019 2018 2018 2017 2016 Basic shares outstanding(25) 97.8 98.0 98.1 97.9 97.9 93.7 89.1 Convertible senior subordinated notes(25) — — — — — 4.0 8.5 Restricted stock awards, dilutive stock options, restricted stock units, and common stock warrants 1.6 2.0 1.4 1.8 1.9 1.6 1.9 Diluted shares outstanding 99.4 100.0 99.5 99.7 99.8 99.3 99.5 End of Period Q3 9 Months Full Year (Millions) 2019 2018 2019 2018 2018 2017 2016 Basic shares outstanding(25) 97.8 98.0 97.8 98.0 98.0 97.6 88.3 Encompass Health Refer to pages 117-119 for end notes. 115

End Notes Encompass Health 116

End Notes (1) Under this program, Joint Commission accredited organizations, like the Company’s IRFs, may seek certification for chronic diseases or conditions such as brain injury or stroke rehabilitation by complying with Joint Commission standards, effectively using evidence-based clinical practice guidelines to manage and optimize patient care, and using an organized approach to performance measurement and evaluation of clinical outcomes. Obtaining such certifications demonstrates the Company’s commitment to excellence in providing disease-specific care. (2) Data compares Encompass Health IRFs to IRFs comprising the Uniform Data System for Medical Rehabilitation (“UDSMR”), a division of UB Foundation Activities, Inc., a data gathering and analysis organization for the rehabilitation industry which represents approximately 80% of the industry, including Encompass Health sites. Data is adjusted by applying Encompass Health IRF case-mix to non-Encompass Health UDS IRFs. (3) Source: https://data.medicare.gov/data/home-health-compare. Data on this page was published in October 2019 and reflects OASIS data collected from January 2018 through December 2018, HHCAHPS Survey data collected from April 2018 through March 2019, and claims-based data collected from January 2016 through December 2018. (4) The 126 for Encompass Health excludes Encompass Health Rehabilitation Hospital of Katy (opened September 2019), Saint Alphonsus Regional Rehabilitation Hospital, an affiliate of Encompass Health (opened July 2019), South Plains Rehabilitation Hospital, an affiliate of UMC and Encompass Health (opened May 2019), Novant Health Rehabilitation Hospital, an affiliate of Encompass Health (opened October 2018), Tidelands Health Rehabilitation Hospital, an affiliate of Encompass Health (opened September 2018), Encompass Health Rehabilitation Hospital of Bluffton (opened June 2018), Encompass Health Rehabilitation Hospital of Shelby County (opened April 2018), and Encompass Health Rehabilitation Hospital of Pearland (opened October 2017). The 126 does include HealthSouth Rehabilitation Hospital of Fort Worth, which closed in May 2018. (5) In 2017, the Company averaged 1,386 total Medicare and non-Medicare discharges per IRF in its then 123 consolidated IRFs that were open the full year. (6) Case Mix Index (CMI) from the rate-setting file is adjusted for short-stay transfer cases. The Company’s unadjusted CMI for 2017 was 1.36 versus 1.34 for the industry as measured by UDSMR. (7) Source: FY 2019 CMS Final Rule Rate Setting File and the last publicly available Medicare cost reports (FYE 2016/2017) or in the case of new IRFs, the June 2018 CMS Provider of Service File. a. All data provided was filtered and compiled from the Centers for Medicare and Medicaid Services (CMS) Fiscal Year 2019 IRF Final Rule Rate Setting File found at https://www.cms.gov/Medicare/Medicare-Fee-for-Service-Payment/InpatientRehabFacPPS/Downloads/FY2019_datafiles_final.zip. The data presented was developed entirely by CMS and is based on its definitions which are different in form and substance from the criteria Encompass Health uses for external reporting purposes. Because CMS does not provide its detailed methodology, Encompass Health is not able to reconstruct the CMS projections or the calculation. b. The CMS file contains data for each of the 1,126 inpatient rehabilitation facilities used to estimate the policy updates for the FY 2019 IRF-PPS Final Rule. Most of the data represents historical information from the CMS fiscal year 2017 period and may or may not reflect the same Encompass Health hospitals in operation today. The data presented was separated into three categories: Freestanding, Units, and Encompass Health. Encompass Health is a subset of Freestanding and the Total. (8) The Budget Control Act of 2011 included a reduction of up to 2% to Medicare payments for all providers that began on April 1, 2013 (as modified by H.R. 8). The reduction was made from whatever level of payment would otherwise have been provided under Medicare law and regulation. (9) Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future the Company may incur expenses similar to the adjustments set forth. Further explanation and disclosure relating to Adjusted EBITDA are included in the Company’s Form 8-K, dated January 13, 2020, to which this Investor Reference Book is attached as Exhibit 99.2. Encompass Health 117

End Notes, con't. (10) The Company is providing adjusted earnings per share from continuing operations attributable to Encompass Health (“adjusted earnings per share”), which is a non- GAAP measure. The Company believes the presentation of adjusted earnings per share provides useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods given that it excludes the impact of government, class action, and related settlements, professional fees - accounting, tax, and legal, mark-to-market adjustments for stock appreciation rights, gains or losses related to hedging and equity instruments, loss on early extinguishment of debt, adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims), items related to corporate and facility restructurings, and certain other items deemed to be non-indicative of ongoing operating performance. It is reasonable to expect that one or more of these excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period and may not directly relate to the Company’s ongoing operating performance. Accordingly, they can complicate comparisons of the Company’s results of operations across periods and comparisons of the Company’s results to those of other healthcare companies. Adjusted earnings per share should not be considered as a measure of financial performance under generally accepted accounting principles in the United States as the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per share is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies. Further explanation and disclosure relating to adjusted EPS are included in the Company’s Form 8-K, dated January 13, 2020, to which this Investor Reference Book is attached as Exhibit 99.2.* (11) Definition of adjusted free cash flow, which is a non-GAAP measure, is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and certain other items deemed to be non-indicative of ongoing operating performance, including government, class action, and related settlements and transaction costs. Common stock dividends are not included in the calculation of adjusted free cash flow. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies. Further explanation and disclosure relating to adjusted free cash flow are included in the Company’s Form 8-K, dated January 13, 2020, to which this Investor Reference Book is attached as Exhibit 99.2. (12) As previously disclosed, since 2013, the Company had been cooperating with an investigation of alleged improper or fraudulent Medicare and Medicaid claims. The investigation, under the direction of DOJ, had been pending seven years. The Company is aware of no evidence of fraud, falsity or wrongdoing. However, based on discussions with DOJ and having considered the burdens and distractions associated with continuing the investigation and the likely costs of future litigation, the Company estimated a settlement value of $48 million and accrued a loss contingency in that amount in the fourth quarter of 2018. Following further discussions, the Company entered into an agreement effective as of June 21, 2019 to settle the DOJ investigation, together with related qui tam or “whistleblower” lawsuits, for a cash payment of $48 million. (13) On July 21, 2016, the board of directors approved a $0.01 per share, or 4.3%, increase to the quarterly cash dividend on the Company’s common stock, bringing the quarterly cash dividend to $0.24 per common share. On July 20, 2017, the board of directors approved a $0.01 per share, or 4.2%, increase to the quarterly cash dividend on the Company’s common stock, bringing the quarterly cash dividend to $0.25 per common share. On July 24, 2018, the board of directors approved a $0.02 per share, or 8.0%, increase to the quarterly cash dividend on the Company’s common stock, bringing the quarterly cash dividend to $0.27 per common share. On July 23, 2019, the board of directors approved a $0.01 per share, or 3.7%, increase to the quarterly cash dividend on the Company’s common stock, bringing the quarterly cash dividend to $0.28 per common share. (14) On Oct. 28, 2013, the Company announced its board of directors authorized the repurchase of up to $200 million of its common stock. On Feb. 14, 2014, the Company's board approved an increase in this common stock repurchase authorization from $200 million to $250 million. As of June 30, 2018, the remaining repurchase authorization was approximately $58 million. On July 24, 2018, the Company's board approved resetting the aggregate common stock repurchase authorization to $250 million. As of December 31, 2019, the remaining repurchase authorization was ~$204 million. (15) On July 31, 2019, the Centers for Medicare and Medicaid Services released its notice of final rule making for fiscal year 2020 under the inpatient rehabilitation facility prospective payment system (the “2020 Final IRF Rule”). Based on its analysis of the adjustments included in the final rule and other factors, including the acuity of the Company’s patients over the three-month period ended December 31, 2019, the Company currently estimates its Medicare payment rates for its inpatient rehabilitation segment will be flat to up 75 basis points in fiscal year 2020 (effective October 1, 2019). Beginning in FY 2020 (October 1, 2019), CMS will implement new case mix groupings, relative weights and length of stay values to reflect incorporation of CARE Tool assessment data. These changes will impact payment under the IRF-PPS. Encompass Health *Reconciliations to GAAP provided on pages 105-114. 118

End Notes, con't. (16) On October 31, 2019, CMS released its notice of final rulemaking for calendar year 2020 (the “2020 Final HH Rule”) for home health agencies under the home health prospective payment system (the “HH-PPS”). The 2020 Final HH Rule would implement a net 1.3% market basket increase (market basket update of 1.5% reduced by 0.2% for an extension of the rural payment add-on factor) in 2020. Additionally, pursuant to the requirements of The Bipartisan Budget Act (“BBA”) of 2018, the 2020 Final HH Rule sets out significant changes to the HH-PPS, including a new payment system, referred to as the Patient-Driven Groupings Model (“PDGM”), that uses 30- day payment periods and relies more heavily on clinical characteristics and other patient information (such as principal diagnosis, functional level, referral source, and timing), rather than the current therapy service-use thresholds, to set payments. CMS also finalized a 4.36% reduction in the base payment rate for 2020 intended to offset the provider behavioral changes that CMS assumes PDGM will drive. The 2020 Final HH Rule will also eliminate by 2021 the process known as Request for Anticipated Payments (“RAPs”) which allows providers to seek reimbursement of either 50% or 60% of the estimated base payment for the full care episode at the beginning of that episode. As part of eliminating RAPs, beginning January 1, 2021, CMS will require home health agencies to submit “no pay” RAPs within five days of initiating a care episode, with a payment penalty for failing to timely submit the “no pay” RAP. Beginning January 1, 2022, CMS will require home health agencies to submit certain documentation and information through a notice of admission (“NOA”) within five days of initiating a care episode, with a payment penalty for failing to timely submit the NOA. CMS also adopted additional quality reporting measures and significantly increased the standardized patient assessment data elements collected by providers. Based on 2018 data and assuming no change in the foregoing and other factors, which are subject to potentially significant change, we estimate a 2% to 3% incremental reduction (after the 1.3% net market basket update) in Medicare payments for 2020 assuming the PDGM is implemented on a budget neutral basis. (17) In November 2019, the Company redeemed $400 million of its 5.75% Senior Notes due 2024 at a price of 100.958%, which resulted in a total cash outlay of ~$404 million. The redemption was funded using a portion of the proceeds from the Company’s recent public offering of $1 billion of senior unsecured notes. As a result of the redemption, the Company expects to record an ~$5 million loss on early extinguishment of debt in the fourth quarter of 2019. (18) Represents discharges from 133 consolidated hospitals in Q3 2019; 130 consolidated hospitals in Q2 2019; 129 consolidated hospitals in Q1 2019 and Q4 2018; 128 consolidated hospitals in Q3 2018; 127 consolidated hospitals in Q2 2018; and 126 consolidated hospitals in Q1 2018 (19) Full-time equivalents included in the table represent Encompass Health employees who participate in or support the operations of our hospitals and include an estimate of full-time equivalents related to contract labor. (20) Employees per occupied bed, or “EPOB,” is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company’s occupancy percentage. (21) Represents home health admissions from 243 consolidated locations in Q3 2019; 220 consolidated locations in Q2 2019; 219 consolidated locations in Q1 2019; 218 consolidated locations in Q4 2018; 214 consolidated locations in Q3 2018; 213 consolidated locations in Q2 2018; and 196 consolidated locations in Q1 2018 (22) Represents hospice admissions from 82 locations in Q3 2019; 59 locations in Q2 and Q1 2019; 58 locations in Q4 2018; 57 locations in Q3 2018 and Q2 2018; and 38 locations in Q1 2018 (23) Source: FY 2020 CMS Final Rule Rate Setting File a. All data provided was filtered and compiled from the Centers for Medicare and Medicaid Services (CMS) Fiscal Year 2020 IRF Final Rule Rate Setting File found at https://www.cms.gov/Medicare/Medicare-Fee-for-Service-Payment/InpatientRehabFacPPS/Downloads/FY2020_datafiles_final.zip. The data presented was developed entirely by CMS and is based on its definitions which are different in form and substance from the criteria Encompass Health uses for external reporting purposes. Because CMS does not provide its detailed methodology, Encompass Health is not able to reconstruct the CMS projections or the calculation. b. The CMS file contains data for each of the 1,122 inpatient rehabilitation facilities used to estimate the policy updates for the FY 2020 IRF-PPS Final Rule. Most of the data represents historical information from the CMS fiscal year 2018 period and may or may not reflect the same Encompass Health hospitals in operation today. (24) The application of the lower income tax rate that resulted from the Tax Cuts and Jobs Act to the Company’s net deferred tax assets resulted in a net $13.6 million decrease in tax expense in Q4 2017. Application of the new tax rate to the Company’s joint venture entities’ deferred tax liabilities resulted in a net reduction in tax expense in Q4 2017. The Company’s joint venture partners’ share of this net tax benefit was $4.6 million, which resulted in an increase in noncontrolling interest expense in Q4 2017. (25) In November 2013, the Company closed separate, privately negotiated exchanges in which it issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of its 6.5% Series A Convertible Perpetual Preferred Stock. The Company recorded ~$249 million as debt and ~$71 million as equity. In May 2017, the Company provided notice of its intent to redeem all $320 million of outstanding convertible notes. In lieu of receiving the redemption price, the holders had the right to convert their notes into shares of the Company’s common stock at a conversion rate of 27.2221 shares per $1,000 principal amount of Notes, which rate was increased by a make-whole premium. In the aggregate, holders of $319.4 million in principal elected to convert, which resulted in the Company issuing 8,895,483 shares of common stock (approximately 8.6 million shares were previously included in the diluted share count). The remaining $0.6 million of principal was redeemed by cash payment. Encompass Health 119